SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LOOKSMART, LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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NOTICE OF ANNUAL MEETING

LOOKSMART, LTD.

625 Second Street

San Francisco, California 94107

Dear Stockholder (including a holder of a Chess Depositary Interest (“CDI”):

The annual meeting of stockholders of LookSmart, Ltd. (“LookSmart” or the “Company”) will be held at our headquarters at 625 Second Street, San Francisco, California 94107, on Tuesday, June 19, 2007, at 10:00 a.m. local time. The annual meeting is being held for the following purposes:

(1)	To elect three directors, each for a three-year term expiring at the annual meeting of stockholders in 2010;

(2)	To approve the LookSmart 2007 Equity Incentive Plan;

(3)	To ratify the appointment of the accounting firm PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

(4)	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.

These items are fully discussed in the following pages, which are made part of this notice. Only stockholders and CDI holders of record on the books of the Company at the close of business on April 30, 2007, are entitled to vote at, or with respect to CDI holders, to direct CHESS Depositary Nominees Pty Ltd. how to vote at, the annual meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please promptly complete, sign, date and return your proxy card in the enclosed envelope, so that shares may be voted in accordance with your wishes and so that enough shares are represented to allow us to conduct the business of the annual meeting. If you hold shares in “street name”, you may be able to vote over the Internet or by telephone by following the instructions on your proxy card. Mailing your proxy(ies) or voting over the Internet or by telephone does not affect your right to vote in person if you attend the annual meeting. You may still vote in person if you are a stockholder entitled to vote and you attend the meeting, even if you have returned your proxy, provided that you affirmatively indicate your intention to vote your shares in person. Please note, however, that if a brokerage firm, bank or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from the record holder a valid legal proxy issued in your name.

A copy of LookSmart’s annual report for the year ended December 31, 2006, is enclosed with this notice. The annual report, proxy statement and enclosed proxy are being given to holders of common stock and CDIs on or about May 7, 2007.

By Order of the Board of Directors,

Stacey A. Giamalis
Senior Vice President, General Counsel and Secretary

April 30, 2007

Your vote is very important. Even if you plan to attend the meeting,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

LookSmart, Ltd.

625 Second Street

San Francisco, California 94107

All share information provided in this proxy statement, including historical information, has been restated to give effect to the Company’s 1-for-5 reverse stock split effected at the close of business October 26, 2005.

INFORMATION ABOUT SOLICITATION AND VOTING

General

The enclosed proxy is solicited by the board of directors of LookSmart for use in voting at the annual meeting of stockholders to be held at 10:00 a.m., local time, on Tuesday, June 19, 2007, at our headquarters located at 625 Second Street, San Francisco, California 94107, and any postponement or adjournment of that meeting. The purpose of the annual meeting is to consider and vote upon the proposals outlined in this proxy statement and the attached notice. The Company’s telephone number is (415) 348-7000.

LookSmart’s common stock is traded on the NASDAQ Global Market and its CHESS Depositary Interests (“CDIs”) are traded on the Australian Stock Exchange (“ASX”). CDIs are exchangeable, at the option of the holder, into shares of our common stock at a ratio of 1:1. Please see Exhibit A for additional disclosures required by the ASX.

These proxy solicitation materials are first being mailed on or about May 7, 2007, together with the Company’s annual report, to all holders of common stock or CDIs entitled to vote at the meeting.

Record Date and Outstanding Shares

Only holders of record of LookSmart common stock or CDIs at the close of business on the record date, April 30, 2007, are entitled to receive notice of and to vote at the annual meeting. As of the close of business on the record date, there were 22,892,816 shares of common stock outstanding and held of record by approximately 156 stockholders. Stockholders are entitled to one vote for each share of common stock they held as of the record date. CDI holders are entitled to direct CHESS Depositary Nominees Pty Ltd. (“CHESS”) how it should vote with respect to one share of common stock for each share of common stock into which the CDI(s) held by such holder as of the record date could be converted.

Voting and Solicitation

Each CDI holder may direct CHESS how it should vote at the annual meeting. Each stockholder may vote in person at the annual meeting or by proxy. If you are the record holder of your shares of common stock and attend the meeting in person, you may deliver your completed proxy card to us at the meeting. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or on the Internet.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the stockholder (proxies cannot be voted for a greater number of persons than the number of nominees named). If no specific instructions are given, the shares will be voted FOR the election of the nominee for director set forth herein, FOR approval of the LookSmart 2007 Equity

Incentive Plan, and FOR ratification of the appointment of independent auditors. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. On all matters to be voted on, each share and each CDI has one vote.

We are making this proxy solicitation by and on behalf of the board of directors. The cost of preparing, assembling, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. Proxies may be solicited personally or by telephone, electronic mail or facsimile by the Company’s officers, directors and regular employees, none of whom will receive additional compensation for assisting with solicitation.

Holders of CDIs

Holders of CDIs have a right to direct CHESS how it should vote with respect to the proposals described in this proxy statement. Holders of CDIs must provide their duly executed directions, via the enclosed proxy card, to CHESS by 5:00 p.m. (Australian Eastern Standard Time) on June 15, 2007 in accordance with the instructions they receive with these proxy materials.

Quorum; Required Vote

A quorum is required for the transaction of business during the annual meeting. A quorum is present when a majority of stockholder votes are present in person or by proxy. Shares that are voted “FOR”, “AGAINST” or “WITHHELD” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast by the common stock present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter.

The candidates for election as directors at the annual meeting who receives the highest number of affirmative votes present or represented by proxy and entitled to vote at the annual meeting, will be elected. The approval of the Company’s 2007 Equity Incentive Plan and the ratification of the independent registered public accounting firm for the Company for the current year both require the affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and entitled to vote at the annual meeting.

Revocability of Proxies

If you are a stockholder entitled to vote and you have submitted a proxy, you may revoke your proxy at any time before it is voted by delivering a written revocation to the Secretary of the Company, delivering a duly executed proxy bearing a later date or attending and voting in person at the annual meeting. If you hold your shares through a broker, custodian or through CHESS, you will need to contact them to revoke your proxy.

Abstentions; Broker Non-Votes

The Company will count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote shares with respect to a particular proposal and has not received instructions from the beneficial owner of the shares. Generally, brokers have discretion to vote shares on what are deemed to be routine matters. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of votes cast with respect to a proposal.

For Proposal One (election of directors), which requires a plurality of the votes cast, abstentions and broker non-votes will have no effect on determining the number of votes cast nor on whether the director is elected. For Proposal Two (the approval of the Company’s 2007 Equity Incentive Plan) and Proposal Three (the ratification of the appointment of the independent registered public accounting firm), which require the affirmative approval of a majority of the votes present or represented and entitled to vote, broker non-votes will have no effect on the number of votes cast nor on whether the appointment is ratified, but abstentions will have the same effect as a vote against Proposal Two because they will be counted as a vote cast with respect to the proposal but not counted as a vote for ratification.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors consists of seven directors, three of whom are standing for election: Anthony Castagna, Teresa Dial and Mark Sanders. In addition to the three directors standing for election, we have two incumbent directors with terms expiring in 2008 and two incumbent directors with terms expiring in 2009. Our bylaws provide that the board of directors is divided into three classes. There is no difference in the voting rights of the members of each class of directors. Each class of directors serves a term of three years, with the term of one class expiring at the annual meeting of stockholders in each successive year. There are no family relationships among any directors, nominees for director or executive officers of the Company. The names, ages, position with the Company and current terms of office of our directors as of April 30, 2007 are as follows:

Name	Age	Position	Expiration of Term
Anthony Castagna (1)(2)	59	Director	2007
Teresa Dial (2)(3)	57	Director	2007
David B. Hills	51	Chief Executive Officer, President and Director	2009
Mark Sanders (2)(3)	63	Director	2007
Edward F. West (1)(2)	54	Chair of the Board	2008
Timothy J. Wright (1)(3)	42	Director	2008
Jean-Yves Dexmier (1)	55	Director	2009

(1)	Member of audit committee
(2)	Member of nominating and governance committee
(3)	Member of compensation committee

Unless marked otherwise, proxies received will be voted FOR the election of the three nominees — Anthony Castagna, Teresa Dial and Mark Sanders. All of the nominees are presently directors whose term will expire at the annual meeting. The nominees are willing to be elected and to serve for the three-year term. If a nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holders or by the incumbent board of directors to fill the vacancy or (ii) for no one, leaving a vacancy. Alternatively, the size of the board of directors may be reduced accordingly. The board of directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve for three-year terms until the annual meeting of stockholders in 2010 or until their successors, if any, are elected or appointed.

Nominees for Election to the Board of Directors

Anthony Castagna has served as one of our directors since March 1999. Since 1997, Dr. Castagna has served as a non-executive director of Macquarie Technology Ventures Pty Limited, an Australian venture capital fund and wholly owned subsidiary of Macquarie Bank Limited, Australia’s largest investment bank, and as an independent advisor to the Macquarie Technology Investment Banking Division of Macquarie Bank Limited, an investment banking company. He is also a non-executive director of early-stage private technology-based companies in Australia, Asia and the United States. Dr. Castagna served as a non-executive director of BT LookSmart, the joint venture between LookSmart and British Telecommunications, until December 2002. Dr. Castagna holds a Bachelor of Commerce from the University of Newcastle, Australia, and an M.B.A. and Ph.D. in finance from the University of New South Wales, Australia.

Teresa Dial has served as one of our directors since 2003 and was Chair of the board from July 2004 to June 2005. In June 2005 she became Group Executive Director and Chief Executive of Lloyds TSB Retail Bank. From 1973 until her retirement in 2001, Ms. Dial held various management roles at Wells Fargo & Co. including CEO of its subsidiary Wells Fargo Bank. Ms. Dial serves on the Board of Directors of Lloyds TSB and the London Skills and Employment Board. She is a member of the Council of 100 at Northwestern University and the International Women’s Forum.

Mark Sanders has served as one of our directors since January 2003. Mr. Sanders served as Chairman of Pinnacle Systems, a supplier of video creation, storage, distribution and streaming solutions, from July 2002 to March 2004. Mr. Sanders also served as a Director of Pinnacle Systems from January 1990 to March 2004 and as its President and Chief Executive Officer from January 1990 to July 2002. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division of Ampex, Inc., a manufacturer of video broadcast equipment. Mr. Sanders also serves on the board of directors of Bell Microproducts Inc., a computer storage and semiconductor company. Mr. Sanders holds a B.S. in Electrical Engineering from California Polytechnic University, Pomona and an M.B.A. from Golden Gate University.

The board of directors unanimously recommends that you vote FOR the election of all nominees as directors.

Incumbent Directors Whose Terms Continue After the Annual Meeting

The following persons are incumbent directors whose terms expire at the annual meeting of stockholders in 2008:

Edward F. West has served as one of our directors since November 2001 and as Chair of the board since June 2005. Mr. West currently serves as Managing Director of Sage Partners LLC, an advisory services firm in venture development and strategic leadership. Mr. West also has served as a director for Memetrics, a global provider of testing and optimization solutions for marketers located in San Francisco, since January 2006 and has served as a director of Advanced Ticketing Systems located in London since April 2006. Mr. West served as Chief Executive Officer of Colarity Corporation, a customer knowledge management company, from January 2001 to December 2003. From December 1999 to December 2000, Mr. West served as Chief Executive Officer of RealNames International, the global development subsidiary of RealNames Corporation, an Internet names and navigation platform provider. From May 1998 to December 1999, Mr. West served as Executive Vice President, Business Development, Sales and Marketing, at RealNames Corporation. From January 1996 to April 1998, Mr. West served as Chief Operating Officer of Softbank Interactive Marketing, a provider of marketing services and sales representation to Internet sites seeking interactive advertisers. Mr. West received an A.B. in Architecture/Urban Planning from Princeton University and an M.B.A. from Harvard Business School.

Timothy J. Wright has served as one of our directors since August 2005. Mr. Wright served as Chief Executive of the EMEA and Asia-Pacific operations of Geac Computer Corporation Limited and as its Chief Technology Officer from May 2004 to March 2006. He also served as Geac’s Senior Vice President, Chief Technology Officer and Chief Information Officer from January 2003 to May 2004. Prior to joining Geac, Mr. Wright served for just over three years as Senior Vice President, Chief Technology Officer and Chief Information Officer at Terra Lycos, a provider of Internet access and content to users worldwide. Prior to working at Terra Lycos, Mr. Wright spent seven years at The Learning Company, a provider of consumer educational and home productivity software, until it was acquired by Mattel, Inc. in 1999. Mr. Wright received a B.S. in Computer Science from City University in London.

The following persons are incumbent directors whose term expires at the annual meeting of stockholders in 2009:

David B. Hills has served as our Chief Executive Officer and President and as a director since October 2004. Mr. Hills served as President, Media Solutions, at 24/7 Real Media, Inc., an online marketing and technology company, with responsibility for all North American media and technology sales, from August 2003 to October 2004. From July 2001 to August 2003, Mr. Hills served as Chief Operating Officer and President of Sales for About Inc., an Internet search engine company. Prior to that time, Mr. Hills held various executive positions for subsidiaries of Cox Enterprises, including Vice President of Sales for Cox Interactive Media, an online provider of local content, from July 1999 to July 2001; Vice President and director of Cox Interactive Sales, an Internet advertising network, from May 1994 to July 1999; and Vice President for Telerep, a television sales representation firm and division of Cox Broadcasting, from 1987 to 1994. Mr. Hills also serves on the board of directors of Active Athlete Media, Inc. and the Interactive Advertising Bureau, an industry trade group. Mr. Hills holds a B.A. in Communications from Bethany College, West Virginia, and an M.S. in Communications from Boston University. The Company has agreed to nominate Mr. Hills to the board during each year of his employment.

Jean-Yves Dexmier has served as one of our directors since April 5, 2007. Dr. Dexmier served as Chief Executive and Chair of the Board of Agentis Software from 2001 to 2005. He served as Chief Executive Officer, President and Chief Financial Officer of Informix Software from 1997 to 2000. Dr. Dexmier also served as the Chief Financial Officer of Octel Corporation from 1995 to 1997. From 1994 to 1995 he served as Chief Financial Officer of Air Liquide Americas and from 1991 to 1994 he served as Chief Financial Officer of Thomson Consumer Electronics U.S. Dr. Dexmier received a B.A. in Fundamental Mathematics from Lycee Pasteur, an M.B.A. from Ecole Polytechnique and a Ph.D. in Electronics from Ecole Nationale Superieure de l’Aeronautique et de l’Espace, all located in France.

Board Committees and Meetings

In 2006, the board of directors held six meetings. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served). The Company has a policy of encouraging board members’ attendance at annual stockholder meetings. In 2006, six members of the board of directors attended the annual stockholder meeting.

In March 1999, the board of directors established two standing committees: the audit committee and the compensation committee. Prior to that time, the functions of these two standing committees were performed by the board of directors. In June 2002, the board of directors established an additional standing committee: the nominating and governance committee.

Audit Committee.     The audit committee functions in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), by overseeing the accounting and financial reporting processes of the Company, as well as audits of the Company’s financial statements. The audit committee operates under a written charter adopted by the board of directors and has the authority to select, and is directly responsible for the selection of, the Company’s independent registered public accounting firm. The audit committee approves the nature and scope of services to be performed by the independent registered public accounting firm, reviews the range of fees for such services, confers with the independent registered public accounting firm, reviews the results of the annual audit and the Company’s annual and quarterly financial statements, reviews with the management and independent registered public accounting firm the Company’s accounting and financial controls, and reviews policies and practices regarding compliance with laws and the avoidance of conflicts of interest. Currently, the audit committee consists of directors West, Castagna, Wright and Dexmier all of whom are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission. Mr. Dexmier was appointed as Chair of the audit committee in April 2007; Mr. West was Chair of the committee from November 2006 to April 2007; and prior to that time Mr. Gary Wetsel served as Chair of the committee. Mr. Dexmier is an “audit committee financial expert” within the meaning of applicable SEC rules. In 2006, the audit committee held eight meetings. The charter of the audit committee is available for viewing and download at www.looksmart.com/aboutus.

Compensation Committee.    In April 2007, the board of directors approved amendments to the Compensation Committee Charter. In accordance with these amendments, the compensation committee has the authority to review and approve compensation for the Chief Executive Officer and other key employees, including cash, bonus incentives, executive perquisites, employment contracts, retention bonuses, and all other forms of compensation. The compensation committee is also responsible for administering the Company’s equity incentive plans and has the authority to delegate this responsibility to the Chief Executive Officer. Currently, the compensation committee consists of directors Wright, Sanders and Dial, all of whom are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission. Mr. Sanders was appointed as Chair of the compensation committee in July 2004. In 2006, the compensation committee held six meetings. The charter of the compensation committee is available for viewing and download at www.looksmart.com/aboutus. Prior to the April 2007 amendments to the Compensation Committee Charter and for all of 2006, the compensation committee’s authority was limited to reviewing and making recommendations to the board of directors regarding compensation.

Nominating and Governance Committee.    The nominating and governance committee develops and implements policies and processes regarding corporate governance matters, assesses board membership needs and makes recommendations regarding potential director candidates to the board of directors. Currently, the nominating and governance committee is composed of directors Castagna, Dial, Sanders and West, all of whom are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission. Mr. Castagna was appointed Chair of the nominating and governance committee in June 2002. In 2006, the nominating and governance committee held three meetings. The nominating and governance committee will consider nominees recommended by stockholders as described further below in “Nomination of Directors.” The charter of the nominating and governance committee is available for viewing and download at www.looksmart.com/aboutus.

Nomination of Directors

The nominating and governance committee has in the past, and may in the future, use third party executive search firms to help identify prospective director nominees. In evaluating the suitability of each candidate, the nominating and governance committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should exhibit (i) independence, (ii) integrity, (iii) qualifications that will increase overall board effectiveness and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The nominating and governance committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

LookSmart stockholders may recommend individuals to the nominating and governance committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to: LookSmart Nominating and Governance Committee, c/o General Counsel, 625 Second Street, San Francisco, CA 94107. The recommendation must include any relevant information, including the candidate’s name, home and business contact information, detailed biographical data and qualifications, and information regarding any relationships between the candidate and the Company within the last three years. LookSmart stockholders also have the right to nominate director candidates without any action on the part of the nominating and governance committee or the board, by following the advance notice provisions of LookSmart’s bylaws as described below under “Advance Notice Procedures for Stockholder Proposals”. The nominating and governance committee did not receive any director nominations from any stockholders for the annual meeting.

Compensation of Directors

For 2006, members of the board of directors received the following compensation: (i) new non-employee directors are granted an option to purchase 17,000 shares of common stock upon joining the board of directors, which option vests monthly over 36 months, (ii) each year, non-employee directors are granted an option to purchase 9,000 shares of common stock, based upon the continued service of the director during the prior year, which vests immediately, (iii) $2,500 per quarter for members of the audit committee if the member attends 100% of meetings held by the committee during the quarter, (iv) $1,500 per quarter for members of the compensation committee if the member attends 100% of meetings held by the committee during the quarter, (v) $500 per quarter for members of the nominating and governance committee if the member attends 100% of meetings held by the committee during the quarter, (vi) $7,500 per quarter for members of the board of directors if the member attends 100% of meetings held by the board of directors during the quarter, (vii) $3,750 per quarter for the Chair of the audit committee, (viii) $2,250 per quarter for the Chair of the compensation committee, (ix) $1,250 per quarter for the Chair of the nominating and governance committee, and (x) $7,500 per quarter for the Chair of the board. Directors may elect to take part or all of their cash compensation in the form of fully vested non-qualified stock options. If a director makes such an election, the number of stock options granted will be three times the amount of cash compensation divided by the closing price of LookSmart stock on the date of grant. The options have an exercise price equal to the closing price of LookSmart stock on the date of grant. For all unvested options held by directors, vesting accelerates 100% in the event of involuntary termination of the director’s membership on the board of directors within 12 months after a change of control of the Company. For any quarter or year in which a director has not served as a board or committee member for the entire period, the compensation described above (except for the initial grant) is prorated for the period of time served. Directors received no other compensation for their service as directors in 2006, other than reimbursement of reasonable out-of-pocket expenses for attendance at board meetings.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Edward West (2)	65,625	17,118	82,743
Anthony Castagna (3)	—	117,895	117,895
Teresa A. Dial (4)	—	109,519	109,519
Mark Sanders (5)	47,000	20,488	67,488
Gary Wetsel (6)	53,375	30,964	84,339
Timothy Wright (7)	—	107,711	107,711

Compensation information for our employee director, Mr. Hills, is included in the Section entitled “Executive Compensation” beginning on page 19.

(1)	These amounts reflect expense recognized by the Company in 2006 for a portion of the current and prior year option awards to each director. Reference is made to Note 10 “Stock-Based Compensation” to the financial statements in our Form 10-K for the period ended December 31, 2006, filed with the SEC on March 16, 2007, which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. Each director, except for Mr. Wright, received an annual grant of stock options in the amount of 9,000 shares on September 6, 2006 and such options were outstanding as of December 31, 2006. The aggregate grant date fair value of each such option computed in accordance with FAS 123R was $17,118.00. Mr. Wright became a director on August 2005, and therefore, received a pro rated annual grant of stock options in the amount of 6,750 shares on September 6, 2006 and such options were outstanding as of December 31, 2006. The aggregate grant date fair value of Mr. Wright’s options computed in accordance with FAS 123R was $12,838.50. All options granted to directors vest immediately and expire after ten years. Accordingly, no estimated forfeiture rate has been applied in valuing the option grants.

(2)	Includes quarterly fees for Mr. West’s membership on the board, his role as chairman of the board, membership on the audit committee and chair of the audit committee during the fourth quarter of 2006, and membership on the nominating & governance committee.
(3)	Includes quarterly fees for Mr. Castagna’s membership on the board, his membership on the audit committee, and membership on and chair of the nominating & governance committee. In addition to his annual grant of stock options, Mr. Castagna elected to receive all of his director compensation for the year 2006 in the form of fully-vested non-qualified stock options. On March 31, June 30, September 29, and December 29, 2006, Mr. Castagna received 6,552, 10,880, 12,113, and 7,904 options, respectively, and all such options were outstanding as of December 31, 2006. The aggregate grant date fair value of these options computed in accordance with FAS 123R was $100,777.11.
(4)	Includes quarterly fees for Ms. Dial’s membership on the board and her membership on the compensation committee during the fourth quarter of 2006, her membership on the audit committee during the year until the fourth quarter of 2006, and her membership on the nominating and governance committee. In addition to her annual grant of stock options, Ms. Dial elected to receive all of her director compensation for the year 2006 in the form of fully-vested non-qualified stock options. On March 31, June 30, September 29, and December 29, 2006, Ms. Dial received 5,855, 9,722, 10,825, and 6,726 options, respectively, and all such options were outstanding as of December 31, 2006. The aggregate grant date fair value of these options computed in accordance with FAS 123R was $89,031.02.
(5)	Includes quarterly fees for Mr. Sanders’ membership on the board and the nominating and governance committee and his membership on and chair of the compensation committee.
(6)	Mr. Wetsel resigned from the board on November 15, 2006. Includes quarterly fees for Mr. Wetsel’s membership on the Board, his membership on and chair of the audit committee, and his membership on the compensation committee.
(7)	Includes quarterly fees for Mr. Wright’s membership on the board, his membership on the compensation committee, and his membership on the audit committee during the fourth quarter of 2006. In addition to his annual grant of stock options, Mr. Wright elected to receive all of his director compensation for the year 2006 in the form of fully-vested non-qualified stock options. On March 31, June 30, September 29, and December 29, 2006, Mr. Wright received 5,019, 8,333, 9,278, and 6,894, options, respectively, and all such options were outstanding as of December 31, 2006. The aggregate grant date fair value of these options computed in accordance with FAS 123R was $79,745.04.

Compensation Committee Interlocks and Insider Participation

The compensation committee consists of directors Wright, Sanders and Dial, none of whom is or has been an officer or employee of the Company. David B. Hills, Chief Executive Officer of the Company, is a member of the board of directors, but is not a member of the compensation committee and cannot vote on matters decided by the committee. Mr. Hills participates in compensation committee discussions regarding salaries and incentive compensation for all employees of and consultants to the Company, but Mr. Hills is excluded from discussions regarding his own salary and incentive compensation.

No interlocking relationship exists between the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other party.

Communications to the Board

The board of directors provides a process for LookSmart stockholders to send communications to the board of directors. Any stockholder who desires to contact the board of directors may do so by writing to: LookSmart Board of Directors, 625 Second Street, San Francisco, CA 94107. Communications received by mail will be forwarded to the chair of the board who will, in his discretion, forward such communications to other directors, members of LookSmart management or such other persons as he deems appropriate.

Code of Conduct

LookSmart has adopted a code of ethics (referred to as the LookSmart Code of Business Conduct and Ethics) applicable to all directors, officers and employees of the Company and has established a hotline available to all employees on a confidential basis. The LookSmart Code of Business Conduct and Ethics is publicly available at www.looksmart.com/aboutus.

Board Independence

Six of the seven members of LookSmart’s board of directors are “independent” (Anthony Castagna, Teresa Dial, Mark Sanders, Edward F. West, Jean-Yves Dexmier and Timothy J. Wright), as defined in applicable listing standards of the National Association of Securities Dealers.

PROPOSAL TWO — APPROVAL OF THE LOOKSMART 2007 EQUITY INCENTIVE PLAN

In April 2007, the board approved the LookSmart 2007 Equity Incentive Plan (the “2007 Plan”) under which 3,700,000 shares of common stock will be reserved for issuance (approximately 16.2% of the outstanding shares as of April 30, 2007). The board adopted the 2007 Plan because its current stockholder-approved equity plan, the Amended and Restated 1998 Stock Plan (the “1998 Plan”), will expire on December 17, 2007, and the board believes that LookSmart should continue to have a stockholder-approved compensation plan to make compensation awards to attract and retain employees, executive officers, directors and other service providers. The 2007 Plan will not become effective unless it is approved by LookSmart’s stockholders. If the stockholders approve the 2007 Plan, this approval is intended to satisfy the stockholder approval requirements under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), so as to permit LookSmart to deduct under federal income tax law certain amounts paid under the 2007 Plan to executive officers that might otherwise not be deductible, and to permit LookSmart to grant “incentive stock options” eligible for special tax treatment under Code Section 422.

If the 2007 Plan is approved by the stockholders, the 2007 Plan will become effective on June 19, 2007, and LookSmart will cease granting awards under its 1998 Plan. If the 2007 Plan is not approved by the stockholders, after the termination of the 1998 Plan LookSmart will not have a stockholder-approved plan pursuant to which it may grant equity awards or cash awards that satisfy certain tax requirements to employees.

The material terms of the 2007 Plan include the following:

•	the types of awards that may be granted are stock options (including incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, stock appreciation rights, other similar types of equity awards and cash awards intended to qualify as “performance-based” compensation under applicable tax rules;

•	the maximum number of shares of common stock that will be available for issuance under the 2007 Plan is 3,700,000 shares;

•	up to 925,000 shares of common stock may be granted under the 2007 Plan during its term as restricted stock grants, restricted stock units or any similar type of equity award that does not require the awardee to pay LookSmart an amount equal to the fair market value of the common stock as of the award grant date in order to acquire the award shares (stock options and stock appreciation rights are not subject to this limit);

•	unissued shares subject to awards that are canceled, expire or are forfeited will be available for re-grant or sale under the 2007 Plan;

•	shares that have been issued under the 2007 Plan, whether upon exercise of a stock option or under a stock award, will not be available for future distribution under the 2007 Plan unless the shares are repurchased by or forfeited to LookSmart upon the awardee’s failure to vest in or otherwise earn the shares;

•	if an awardee pays the exercise or purchase price of an award through the tendering of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld shall not become available for re-issuance under the 2007 Plan;

•	the exercise price of an option may not be reduced without stockholder approval (other than in connection with certain changes in LookSmart’s capitalization such as stock splits, as further described below);

•	no awardee may be granted in any calendar year under the 2007 Plan, options or other stock awards covering more than 1,500,000 shares, except that in connection with an awardee’s initial service to LookSmart, an awardee may be granted awards covering up to an additional 1,500,000 shares in the year in which service commences;

•	the maximum amount payable to any awardee pursuant to a cash award granted under the 2007 Plan for any fiscal year that is intended to qualify as performance based compensation under applicable tax rules may not exceed $1,000,000;

•	in the event of any stock split, reverse stock split, stock dividend, combination, reclassification of our common stock or any other change to the capital structure of LookSmart (effected without receipt of consideration by LookSmart), the Administrator shall make proportionate adjustments to (1) the number of shares of common stock covered by each outstanding award under the 2007 Plan, (2), the number of shares of common stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award, (3) each of the share limitations under the 2007 Plan, and (4) the price per share of common stock covered by each such outstanding award under the 2007 Plan;

•	stockholder approval is required for certain types of amendments to the 2007 Plan;

•	the 2007 Plan permits the grant of awards intended to qualify as “performance-based compensation” under Code Section 162(m); and

•	the 2007 Plan will terminate in June 2017 unless it is extended or terminated earlier pursuant to its terms.

Summary of the 2007 Plan

General. A copy of the 2007 Plan is attached to the electronic version of this proxy statement filed with the SEC as Annex A.    The following description of the 2007 Plan is a summary and so is qualified by reference to the complete text of the 2007 Plan.

The purpose of the 2007 Plan is to allow LookSmart to maintain a competitive compensation package for our officers, employees, non-employee directors and consultants, as well as to enhance the long-term stockholder value of LookSmart by offering opportunities to eligible individuals to participate in the growth in value of the equity of LookSmart. Stock options, cash awards and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of equity awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options.

Administration. The 2007 Plan may be administered by the board, a committee of the board, or an employee or director of LookSmart delegated by the board or the board committee in accordance with the terms of the 2007 Plan (as applicable, the “Administrator”).

Eligibility. Awards may be granted under the 2007 Plan to employees, including officers, directors and consultants of LookSmart and its affiliates. Incentive stock options may be granted only to employees of LookSmart or its subsidiaries. There are currently approximately 135 employees and consultants and six non-employee directors eligible to receive awards under the 2007 Plan. The board or committee, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid in a year to the company’s Chief Executive Officer or any of the four other most highly compensated officers. Stock options and other stock awards may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Among other requirements, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2007 Plan provides that no awardee may be granted equity awards covering more than 1,500,000 shares in any calendar year, except that in connection with an awardee’s initial service to LookSmart, an awardee may be granted awards covering up to an additional 1,500,000 shares in the year in which service commences.

The 2007 Plan also provides that LookSmart may grant cash awards designed to qualify as performance-based compensation and specifies that the maximum amount payable to any awardee under a cash award in any fiscal year is $1,000,000.

Additional requirements apply to certain forms of compensation, such as cash awards and stock awards other than stock options and stock appreciation rights, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of the awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The 2007 Plan permits LookSmart to issue awards incorporating performance objectives called “qualifying performance criteria” that are intended to satisfy the Section 162(m) requirements (see “Qualifying Performance Criteria” below).

Stockholder approval of this proposal will constitute stockholder approval of the share and dollar limitations as well as of the qualifying performance criteria for Section 162(m) purposes. Although LookSmart seeks stockholder approval of the 2007 Plan in a manner that will allow awards granted thereunder to qualify as performance-based compensation under Section 162(m), it does not guarantee that awards granted hereunder will so qualify and LookSmart from time to time may choose to grant awards that cannot so qualify. To continue to comply with Section 162(m), we will be required to seek stockholder approval of the qualifying performance criteria again in 2012.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between LookSmart and the optionee and is subject to the following additional terms and conditions.

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a nonstatutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted, although the exercise price of an incentive stock option granted to an employee who holds more than 10% of the voting stock of LookSmart may not be less than 110% of the fair market value of the common stock on the date the option is granted. However, LookSmart may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by LookSmart of another company. The fair market value of our common stock is the closing price for the shares as quoted on the NASDAQ Global Market as of the applicable date. As of April 26, 2007, the closing price of our common stock was $4.10 per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in LookSmart’s capitalization — see “Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale” below).

Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. LookSmart’s standard vesting schedule applicable to options granted to employees has been a four-year period from the date of grant or the date of hire, assuming continued employment with LookSmart. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of LookSmart (with some restrictions), broker assisted same-day sales, a reduction in the amount of any LookSmart liability owed to the awardee (including any liability attributable to the awardee’s participation in any LookSmart-sponsored deferred compensation program or arrangement), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant, although the term of an incentive stock option granted to an employee who holds more than 10% of the voting stock of LookSmart may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment terminates for any reason other than death or disability, then options held by the optionee under the 2007 Plan generally will be exercisable to the extent they are vested on the termination date for a period of three months (or such other period set by the Administrator) after the termination but not after the expiration date.

Generally, if an optionee’s employment terminates as a result of optionee’s death, all outstanding options that were vested and exercisable as of the date of the optionee’s death may be exercised for twelve months following the optionee’s death but in no event after the expiration date. Generally, if an optionee’s employment terminates as a result of the optionee’s disability, then all options to the extent they are vested and exercisable on the termination date may be exercised for twelve months following the termination date but in no event after the expiration date. The Administrator has the authority to extend the period of time for which an award is to remain exercisable following an awardee’s termination (taking into account limitations and consequences under the Code) but not beyond the expiration of the term of the award.

Terms and Conditions of Stock Awards. Stock awards may be restricted stock grants, restricted stock units, stock appreciation rights or other similar stock awards (including awards that do not require the awardee to pay any amount in connection with receiving the shares or that have an exercise or purchase price that is less than the grant date fair market value of our stock). Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on the amount by which the exercise date fair market value of a specific number of shares exceeds the grant date fair market value of the exercised portion of the stock appreciation right. A total of 925,000 shares may be granted under the 2007 Plan pursuant to restricted stock grants, restricted stock units or any other similar stock award having an exercise or purchase price that is less than the fair market value of the common stock measured as of the date of grant of the award (this limit does not apply to stock options and stock appreciation rights). Stock-settled stock appreciation rights shall not be counted against the 925,000 share limit above; provided however that the total number of shares to which a stock appreciation right applies (rather than the net number issued upon settlement) shall be deducted against the number of shares of common stock reserved for issuance under the 2007 Plan upon settlement of the stock appreciation right. Restricted stock grants are awards of a specific number of shares of our stock.

Each stock award agreement will contain provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including qualifying performance criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.

The term of a stock appreciation right may be no more than ten years from the date of grant.

Terms and Conditions of Cash Awards. A cash award granted under the 2007 Plan may be made contingent on the achievement of qualifying performance criteria (as described below). A cash award may also contain other terms, conditions or restrictions, such as the following: (i) the target and maximum amount payable to the awardee as a cash award, (ii) the performance criteria and level of achievement versus the criteria that will determine the amount of the payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the cash award prior to actual payment, (vi) forfeiture provisions, and (vii) further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the 2007 Plan for any fiscal year to any awardee that is intended to satisfy the requirements for performance-based compensation may not exceed $1,000,000. Nothing in the 2007 Plan prevents LookSmart from granting cash awards outside of the 2007 Plan in any amount to any employee or other service provider.

Nontransferability. Generally, awards granted under the 2007 Plan are not transferable other than by will or the laws of descent and distribution or to a designated beneficiary upon the awardee’s death. The Administrator may in its discretion make an award transferable (other than for value) to an awardee’s family member or any other person or entity as it deems appropriate.

Qualifying Performance Criteria. Qualifying performance criteria means the goal(s) (or combined goal(s)) determined by the Administrator in its discretion to be applicable to an awardee with respect to an award and may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow; (ii) earnings per share; (iii) market share; (iv) profit after tax; (v) profit before tax; (vi) revenue; and (vii) total stockholder return.

The performance goals may differ from awardee to awardee and from award to award. Any criteria used may be measured in absolute terms or as compared to another company or companies. Any criteria used may be measured against the performance of LookSmart as a whole or a segment of LookSmart. In establishing performance goals, LookSmart may exclude one or more non-recurring items from its measurement of achievement. Various rules apply under Section 162(m) as to when and how qualifying performance objectives may be established and achievement of such objectives may be confirmed.

Deferral of Award Benefits. The Administrator may permit awardees whom it selects to defer compensation payable pursuant to the terms of an award or defer compensation arising outside the terms of the 2007 Plan pursuant to a program that provides for deferred payment in satisfaction of other compensation amounts through the issuance of one or more awards under the 2007 Plan.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. In the event of any stock split, reverse stock split, stock dividend, combination, reclassification of our common stock or any other change to the capital structure of LookSmart (effected without receipt of consideration by LookSmart), the Administrator shall make proportionate adjustments to (1) the number of shares of common stock covered by each outstanding award under the 2007 Plan, (2) the number of shares of common stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award, (3) each of the share limitations set forth in Section 3 of the 2007 Plan (reserves shares and per person limits) and (4) the price per share of common stock covered by each such outstanding award under the 2007 Plan.

In the event of a merger of LookSmart with or into another corporation, or the sale of substantially all of the assets of LookSmart, each outstanding non-cash award shall be assumed or an equivalent option or right substituted by the successor corporation or an affiliate or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the non-cash award, the awardee shall fully vest in and have the right to exercise the award as to all of the shares subject to the award, including shares as to which it would not otherwise be vested and exercisable, and any repurchase option or forfeiture applicable to any shares purchased upon exercise of an option or covered by a stock award shall lapse as to all such shares. If an award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the awardee in writing or electronically that the award is fully vested and exercisable for a period of fifteen (15) days from the date of the notice, and the award will terminate upon the expiration of the period. The award will be considered assumed if, following the merger or sale of assets, the option or award confers the right to purchase or receive, for each share of common stock subject to the award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares), although if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the award, for each share of common stock subject to the award, to be solely common stock of the successor corporation equal in fair market value to the per share consideration received by holders of common stock in the merger or sale of assets.

In the event of a liquidation or dissolution, any options or stock awards that have not been exercised will terminate immediately prior to the transaction. The Administrator in its discretion may provide for an awardee to have the right to exercise his or her award until fifteen days prior to such liquidation or dissolution as to all of the common stock covered thereby, including shares as to which the award would not otherwise be exercisable.

The Administrator has the authority to accelerate vesting of outstanding awards under the 2007 Plan at any time in its sole discretion.

Amendment and Termination of the Plan. The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, LookSmart will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or NASDAQ Global Market listing requirements. In addition, LookSmart will obtain stockholder approval of any of the following: (i) an increase in the number of shares available for issuance under the 2007 Plan (other than an adjustment on a stock split or other corporate transaction), (ii) a change of the class of persons eligible to receive awards under the 2007 Plan; (iii) a reduction in the minimum exercise prices at which options may be granted; or (iv) any amendment of outstanding options or stock appreciation rights that effects a repricing of such awards. Generally, no amendment of the 2007 Plan shall impair the rights of an outstanding award without the consent of the awardee.

New Plan Benefits. Because benefits under the 2007 Plan will depend on the Administrator’s actions and the fair market value of LookSmart’s common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors and consultants if the 2007 Plan is approved by the stockholders. No awards have been granted or promised to be granted under the 2007 Plan to any individual as of the date of this Proxy Statement.

Federal Income Tax Consequences

THE FOLLOWING IS A GENERAL SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE 2007 EQUITY INCENTIVE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). LookSmart is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition (unless limited by Section 162(m)).

The grant of a nonstatutory option having an exercise price equal to the grant date fair market value of our common stock has no federal income tax effect on the optionee. Upon the exercise of a nonstatutory option, the optionee has taxable ordinary income (and unless limited by Section 162(m) LookSmart is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a nonstatutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. LookSmart may allow nonstatutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and nonstatutory stock options, special federal income tax rules apply if LookSmart common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to LookSmart and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by LookSmart. LookSmart is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

The American Jobs Creation Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the individual participant for failure to comply with Section 409A.

Section 409A does not apply to incentive stock options, nonstatutory stock options that have an exercise price that is at least equal to the grant date fair market value and meets certain other requirements and restricted stock type awards provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by LookSmart. Unless limited by Section 162(m) of the Code, LookSmart will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

LookSmart will recognize compensation expense in connection with awards granted under the 2007 Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). LookSmart currently amortizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

The board of directors unanimously recommends that you vote FOR approval of the Company’s 2007 Equity Incentive Plan.

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has reappointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of LookSmart for fiscal year 2007. Stockholder ratification of the selection of PricewaterhouseCoopers LLP as LookSmart’s independent registered public accounting firm is not required by LookSmart’s bylaws, Delaware corporate law or otherwise. The board of directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP as LookSmart’s independent registered public accounting firm, the audit committee of the board of directors will consider whether to retain that firm for the year ending December 31, 2007 and will consider the appointment of other independent registered public accounting firms. PricewaterhouseCoopers LLP audited the financial statements of LookSmart and its subsidiaries for the fiscal year ended December 31, 2006. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

The board of directors unanimously recommends that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of LookSmart.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To the Company’s knowledge, the following table sets forth the number of shares of LookSmart common stock beneficially owned as of April 30, 2007, by

•	each beneficial owner of 5% or more of the Company’s outstanding common stock,

•	each of LookSmart’s directors and nominees for director,

•	each of the named executive officers, and

•	all of LookSmart’s directors and executive officers as a group.

Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock issued. Shares beneficially owned include securities issuable upon exercise of warrants or stock options exercisable within 60 days of April 30, 2007. Percentage ownership is based on 22,892,816 shares of common stock outstanding as of April 30, 2007 and is computed in accordance with SEC requirements. Unless otherwise indicated below, the address of the persons listed is c/o LookSmart, Ltd., 625 Second Street, San Francisco, CA 94107.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent Beneficially Owned
Five Percent Shareholders
Sidus Investment Management LLC (2) 767 Third Avenue, 15th Floor New York, NY 10017	2,269,492	9.9%

S Squared Technology LLC, S Squared Technology Partners L.P., Seymour L. Goldblatt and Kenneth A. Goldblatt (3) 515 Madison Avenue New York, NY 10022	1,500,340	6.5%

T. Rowe Price Associates, Inc. (4) 100 E. Pratt Street Baltimore, MD 21202	1,266,000	5.5%

Named Executive Officers and Directors
Anthony Castagna	145,748	*
Jean-Yves Dexmier	—	*
Teresa Dial	153,153	*
Bryan Everett	10,000	*
Stacey Giamalis	46,762	*
Michael Grubb (5)	77,853	*
David B. Hills	383,511	1.6%
Deborah Richman	150	*
Mark Sanders	45,670	*
Michael Schoen	42,402	*
John Simonelli	75,411	*
Edward F. West	56,182	*
Timothy J. Wright (6)	64,670	*
All directors and executive officers as a group (15 persons) (7)	1,135,366	4.87%

*	Less than 1%.
(1)	Includes shares that may be acquired by the exercise of stock options granted under the Company’s stock option plans within 60 days after April 30, 2007. The number of shares subject to stock options exercisable within 60 days after April 30, 2007, for each of the named executive officers and directors is shown below:

Anthony Castagna	145,748
Teresa Dial	153,153
Stacey Giamalis	46,000
Michael Grubb	73,853
David B. Hills	378,511
Mark Sanders	45,670
Michael Schoen	40,799
John Simonelli	75,411
Edward F. West	56,182
Timothy J. Wright	55,670

(2)	This information is based solely on information as of December 31, 2006, as set forth in a Schedule 13F dated February 15, 2007, filed by Sidus Investment Management LLC with the Securities and Exchange Commission.
(3)	This information is based solely on information as of December 31, 2006, as set forth in a Schedule 13G/A dated February 14, 2007, filed with the Securities and Exchange Commission. S Squared Technology LLC holds 1,261,340 shares and S Squared Technology Partners L.P. holds 239,000 shares. Each of Seymour L. Goldblatt and Kenneth A. Goldblatt disclaim any beneficial ownership interest of any of these 1,500,340 shares held by any funds for which S Squared Technology, LLC or S Squared Technology Partners, L.P. acts as an investment adviser, except for that portion of such shares that relates to his economic interest in such shares, if any.
(4)	This information is based solely on information as of December 31, 2006, as set forth in a Schedule 13G dated February 14, 2007, filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission. According to the Schedule 13G, the reporting person has sole voting power with respect to 316,000 shares and sole dispositive power with respect to all of the listed shares.
(5)	Of the total shares beneficially owned by Mr. Grubb, 400 shares are held indirectly by his spouse.
(6)	Of the total shares beneficially owned by Mr. Wright, 4,000 shares are held indirectly by his trust.
(7)	Please see footnote (1). Also includes a total of 31,854 shares issuable upon the exercise of options exercisable within 60 days of April 30, 2007 for Thomas J. Kelly, Vice President, Marketing, Yolanda Loh Berry, VP, Ad Sales, Jonathan Ewert, VP, East Coast and Ari Kaufman, VP, Publisher Sales. Also includes 2,000 shares owned by Ms. Loh Berry.

EXECUTIVE COMPENSATION

Executive Officers

Our executive officers, and their respective ages as of April 30, 2007, are as follows:

Name	Age	Position
David B. Hills	51	Chief Executive Officer, President and Director
John Simonelli	43	Chief Operating and Financial Officer
Jonathan Ewert	43	Vice President, East Coast
Stacey Giamalis	42	Senior Vice President Legal and Human Resources, General Counsel, and Secretary
Michael Grubb	41	Senior Vice President, Chief Technology Officer
Thomas J. Kelly	35	Vice President, Marketing
Yolanda Loh Berry	33	Vice President, Ad Sales
Ari Kaufman	34	Vice President, Publisher Sales
Michael Schoen	35	Vice President, Product and Technology

David B. Hills has served as our Chief Executive Officer and President and as a director since October 2004. Mr. Hills served as President, Media Solutions, at 24/7 Real Media, Inc., an online marketing and technology company, with responsibility for all North American media and technology sales, from August 2003 to October 2004. From July 2001 to August 2003, Mr. Hills served as Chief Operating Officer and President of Sales for About Inc., an Internet search engine company. Prior to that time, Mr. Hills held various executive positions for subsidiaries of Cox Enterprises, including Vice President of Sales for Cox Interactive Media, an online provider of local content, from July 1999 to July 2001; Vice President and director of Cox Interactive Sales, an Internet advertising network, from May 1994 to July 1999; and Vice President for Telerep, a television sales representation firm and division of Cox Broadcasting, from 1987 to 1994. Mr. Hills also serves on the board of directors of Active Athlete Media, Inc. and the Interactive Advertising Bureau, an industry trade group. Mr. Hills holds a B.A. in Communications from Bethany College, West Virginia, and an M.S. in Communications from Boston University.

John Simonelli has served as our Chief Financial Officer since November 2005 and also our Chief Operating Officer since February 2007. He served as Chief Financial Officer at Gap Inc. Direct, from October 2002 to November 2005. From March 2000 to September 2002, Mr. Simonelli was the Chief Operating Officer and Chief Financial Officer at Business.com. Mr. Simonelli began his career at Deloitte, Haskins & Sells in 1985, and has held positions since that time at Citicorp Securities and The Walt Disney Company. Mr. Simonelli holds a B.S. in Business Administration from the University of Notre Dame.

Jonathan Ewert has served as our Vice President, East Coast since April 2007. Prior to joining LookSmart, Mr. Ewert held the position of Chief Executive Officer for ePals since 2003. Prior to ePals, Mr. Ewert was Vice President, Business Development for E-Commerce Solutions LLC, a consumer e-commerce enterprise software and marketing services company. His extensive experience in the sales and marketing industry dates back to 1989. Since that time he has held key sales positions with such companies as Infoseek Corporation, Modem Media, an Internet Professional Services firm, and Landon Associates, Inc. Mr. Ewert earned his B.A. in Political Science from College of the Holy Cross.

Stacey Giamalis has served as our Senior Vice President, General Counsel, and Secretary since July 2005 and also as our Senior Vice President, Human Resources since February 2007. She has seventeen years of experience as a corporate attorney representing companies in technology and other industries. As LookSmart’s General Counsel, Ms. Giamalis is responsible for advising on all legal matters, including corporate/securities, contractual, intellectual property, product, and international matters. She is also responsible for LookSmart’s human resources function. Prior to joining LookSmart, Ms. Giamalis was Vice President, General Counsel and Secretary of QRS Corporation, which offered hosted network services for retail e-commerce. Before QRS, she was the Vice President, General Counsel and Secretary of CrossWorlds Software, an enterprise software company that went public during her tenure. She was previously in private practice. Ms. Giamalis received a B.A. in Psychology from the University of California, Davis and a J.D. from the University of California, Berkeley (Boalt Hall).

Michael Grubb has served as our Senior Vice President and Chief Technology Officer since April 2005 and as our Vice President, Technical Operations since September 2002. Prior to that time, Mr. Grubb served in various positions at Akamai Technologies, a web content delivery service company, most recently as Vice President, Operations and Chief Systems Architect, from March 1999 to September 2002. Mr. Grubb holds an A.B. in Philosophy from Duke University and a J.D. from the University of North Carolina.

Thomas J. Kelly has served as our Vice President, Marketing since December 2005. In this role, Mr. Kelly leads the Company’s marketing and communications efforts. He brings with him more than 10 years of experience in marketing, sales and business development. Prior to LookSmart, Mr. Kelly served as Vice President of Sales and Marketing for Clear Capital, a privately held company that, like LookSmart, markets to a variety of channels. His past experience includes both business and consumer marketing for companies like Anheuser-Busch and Intrawest. He holds a B.S. in business and marketing from Chicago State University and an M.S. in business and marketing from San Francisco State University.

Yolanda Loh Berry has served as our Vice President, Ad Sales since November 2006. As the leader of the advertising sales and services organization, Ms. Loh Berry is chartered with helping LookSmart’s advertisers grow and maintain more profitable relationships with their customers. Ms. Loh Berry joined LookSmart in October 2004 as an Agency Account Manager and was promoted to Regional Sales & Services Director in June 2006. Prior to joining LookSmart, Ms. Loh Berry was a Senior Account Manager for Digital Impact (acquired by Acxiom) from 2001 through 2004. Prior to that Ms. Loh Berry was an Account Executive at Primary Knowledge (now part of LookSmart). Ms. Loh Berry earned a B.A. in Economics, International Area Studies from the University of California at Los Angeles.

Ari Kaufman has served as our Vice President, Publisher Sales since April 2007. Prior to joining LookSmart, Mr. Kaufman held the position of Vice President of Sales, Online Ad Serving Solutions for TruEffect, Inc. since April 2005. Prior to that, Mr. Kaufman was Vice President of Business Development at Integro eBusiness Consulting from December 2003 through October 2004, where he was instrumental in the development of the company’s Microsoft partnership, collaborating business opportunities, sharing client leads and expanding service skills across the Microsoft platform. From April 2001 through December 2004, Mr. Kaufman was a Management Consultant for Trailblazer Consulting Group. Mr. Kaufman’s career spans 10 years in the online advertising industry. Having launched one of the largest advertisement-supported financial web sites in 1996, Mr. Kaufman oversaw online advertising sales as Executive Vice President for Zacks.com.

Michael Schoen has served as our Vice President, Product and Technology since April 2004. He was promoted to an executive officer in June 2006. In this role, Mr. Schoen is responsible for product strategy and implementation of LookSmart’s Paid Listings products, serving both advertisers and publisher licensees. Mr. Schoen joined LookSmart as Director, Technology in October 2000 in connection with the Company’s acquisition of Zeal.com where he was responsible for Zeal’s community-contributed Internet directory. Mr. Schoen earned his A.B in Computer Science from Harvard College and an M.B.A. from the UCLA Anderson School of Management.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Design of Compensation Program

The Company’s executive compensation program is intended to attract and retain executives, to incent them to achieve financial and strategic Company objectives, and to incent them to increase long-term enterprise value.

Compensation Mix

The Company’s executive compensation program is intended to provide a mix of fixed compensation and “at-risk”, or variable compensation including increased stock value, that is realized only if certain financial and strategic company objectives are met or if the long-term enterprise value of the Company increases. In determining the mix among the forms of compensation used, our Compensation Committee (“Committee”) weighs various factors including the need to attract, retain and motivate executives; the alignment of variable compensation with our stockholders’ interests; the compensation practices of companies with whom we compete or could compete for talent; and factors related to the individual position.

Process for Setting Compensation

On an annual basis our Committee reviews and makes recommendations to our board of directors concerning total compensation, total cash compensation and individual elements of compensation for our executive officers and concerning general compensation policies, goals and guidelines for our non-executive officers. This process typically occurs in the first two months of the fiscal year, after the Company’s annual operating plan for the ensuing year has been approved by our board of directors.

In establishing total compensation for executive officers, our Committee reviews information for each officer including: (i) existing total compensation and each element and level of existing compensation (ii) market data concerning total compensation and each element and level of compensation from compensation surveys for the applicable position(s), and (iii) market data concerning total compensation and each element and level of compensation of publicly-traded benchmark companies using a service from an independent agency for the applicable position(s). The benchmark companies are selected based on industry, competition for talent and other characteristics. In selecting benchmark companies, consideration is also given to whether it is of a comparable size to the Company in terms of revenue and other applicable characteristics. Data from the benchmark group may be adjusted to reflect the Company’s size and performance against those of the benchmark companies in terms of revenue growth, revenue, net income growth, net income, shareholder returns, and other characteristics as applicable to the Company’s situation and objectives. For 2007 compensation, the benchmark companies consist of the following: 24/7 Real Media, ADAM Inc., Aptimus Inc., ART Technology Group Inc., Bankrate Inc., Chordiant Software Inc., EDGAR Online Inc., InfoSpace Inc., Interchange Corporation, Intermix Media Inc., Internet Capital Group Inc., iVillage Inc., The Knot Inc., MIVA Inc., PlanetOut Inc., Quotesmith.com Inc., Travelzoo Inc., Tucows Inc. and Website Pros Inc. For 2006 compensation, the benchmark companies consisted of the following: ADAM Inc., Aptimus Inc., Bankrate Inc., EDGAR Online Inc., InfoSpace Inc., Quotesmith.com Inc., Travelzoo Inc., Tucows Inc. , Website Pros Inc., Fastclick, and IGN Entertainment. Every benchmark company that was used for 2006 compensation that publicly filed relevant 2005 compensation information in a proxy statement was used for 2007. In addition, for 2007 our Committee added four new benchmark companies that shared relevant characteristics with the Company and otherwise met its selection criteria.

With respect to market data consisting of compensation surveys and benchmark companies information, for total executive compensation our Committee gives heavy consideration to the market median and average (as adjusted where appropriate to reflect the Company’s size and performance). In determining total cash compensation for executives, our Committee considers whether the annual equity grants for the same period would be at, below or above the median and average of the market data. Similarly, in determining annual equity grants for executives, our Committee considers whether the total cash compensation for the same period would be at, below or above the median and average of the market data. However, because individual performance, experience and other factors are taken into account in determining compensation, any given executive may have total compensation at, above or below the median or average of the relevant market data.

The Company’s executive officers play a role in determining executive compensation. Our executive officers create the annual operating plan, and those numbers form a basis for the cash incentive plan; suggest comparator companies for inclusion in the Company’s executive compensation benchmark group where there are not sufficient benchmark companies from the prior year; suggest individual executive objectives tied to Company strategic objectives for the portion of our bonus plan that is based on individual executive’s achievement; suggest compensation elements or changes to existing compensation elements; collect, analyze and summarize information; and evaluate the performance of executive officers, among other activities.

Elements of Compensation

The Company’s executive compensation program consists of four elements: base salary, cash bonus paid pursuant to our incentive plan, stock option grants and benefit programs. In addition, we offer change of control and severance compensation and benefits to our four most senior executives. Other forms of compensation (for example, spot bonuses or relocation expense reimbursement) may be used in individual circumstances as appropriate, upon the recommendation of our Committee. Each element of compensation is reviewed individually, considered collectively with the other elements of the Company’s compensation program, and reviewed in light of the Company’s annual operating plan for the ensuing year to provide consistency between the objectives of that particular element of compensation, the overall compensation program and the annual operating plan.

Base Salary. We pay base salary to attract and retain executives and to compensate our executives on a regular basis for performing their specific job responsibilities. Base salaries represent a fixed portion of compensation and vary by position.

Base salary for an executive position is initially determined by reviewing both salary and total cash compensation data provided by one or more sources of market data such as Radford’s or Croner’s compensation survey for the comparable position. In setting an executive’s compensation for such position in light of the market data, our Committee may take into account factors related to the individual executive, the position, and the Company; as well as the compensation and responsibilities of the position relative to other Company executives’ compensation and their responsibilities.

Increases in salary for executives are based on the same range of salary increases as the Company uses for its non-executive employees as recommended by our Committee. The range is set such that it results in an average company-wide increase as recommended by our Committee, taking into account factors such as the nationwide or regional average merit increase, the competitive landscape for talent and the Company’s need for talent and ability to compete for talent. In determining each individual executive’s salary increase within the range, our Committee primarily considers the individual executive’s performance and the pay level of such executive relative to relevant market data. In 2006, based on our Committee’s review of the relevant ranges and our executive salaries, our Committee believed that salaries were appropriately set and were therefore not adjusted.

In early 2007, as previously publicly disclosed, the Committee recommended and the board approved the following compensation adjustments and grants: On February 13, 2007, the Company’s board of directors, upon the recommendation of our Committee, approved a 4% merit-based salary increase for Mr. Michael Grubb, Senior Vice President and Chief Technical Officer to be effective February 15, 2007. With the increase, Mr. Grubb’s annual base salary is $213,200. Mr. Grubb’s annual bonus under the 2007 Executive Team Incentive Plan remains unchanged at 24% of his salary for performance at 100% of Plan target.

On February 13, 2007, the Company’s board of directors, upon the recommendation of our Committee, approved a 2007 Executive Team Incentive Plan for the Company’s executive officers. Under the Plan, depending upon Company and individual performance in 2007, eligible executive team members may receive cash incentive payments. Seventy percent of the target bonus will be paid out based on Company performance criteria and thirty percent based on individual performance.

On March 1, 2007, our Committee also approved an option grant to Mr. Grubb under the Company’s 1998 Stock Plan of 55,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

On February 26, 2007, the Committee approved a 5% merit-based salary increase for Mr. David Hills, Chief Executive Officer and President to be effective February 15, 2007. With the increase, Mr. Hills’ annual base salary is $367,500. Mr. Hills’s annual bonus under the Executive Team Incentive Plan remains unchanged at 50% of his salary for performance at 100% of Plan target.

On March 1, 2007, our Committee also approved an option grant to Mr. Hills under the Company’s 1998 Stock Plan of 120,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

On February 26, 2007, our Committee approved for Mr. John Simonelli, Senior Vice President and Chief Financial Officer, i) a merit-based salary increase of 6% and ii) a promotion-based increase of an additional 4% salary increase and a change in Mr. Simonelli’s annual bonus from 50% to 53% of his salary for performance at 100% of Plan target, with the salary increases effective February 15, 2007. With these salary increases, Mr. Simonelli’s annual base salary is $297,000. In February 2007, Mr. Simonelli assumed the additional role of Chief Operating Officer.

On March 1, 2007, our Committee also approved an option grant to Mr. Simonelli under the Company’s 1998 Stock Plan of 90,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

On February 26, 2007, our Committee approved for Ms. Stacey Giamalis, Senior Vice President and General Counsel, i) a merit-based salary increase of 5% and ii) a promotion-based increase of an additional 3% salary increase and a change in Ms. Giamalis’ annual bonus from 35% to 40% of her salary for performance at 100% of Plan target, with the salary increases effective February 15, 2007. With these salary increases, Ms. Giamalis’ annual base salary is $216,000. In October 2006, Ms. Giamalis assumed the additional role of Senior Vice President, Human Resources.

On March 1, 2007, our Committee also approved an option grant to Ms. Giamalis under the Company’s 1998 Stock Plan of 45,000 option shares, vesting monthly over 4 years beginning February 26, 2007 and at an exercise price of $4.32, the closing price of the Company’s stock on March 1, 2007.

The vesting of all of the above option grants are subject to the change of control provisions of the executive’s previously-disclosed employment arrangements.

Other than as set forth above or previously publicly disclosed, the Company has not modified its 2007 employment or severance arrangements with any of the above executives. In addition, these executives continue to serve on an at-will basis.

Cash Incentive Plan. We award bonuses pursuant to a cash incentive plan to incent executives to achieve annual financial and strategic company objectives (which we believe aligns their interests with those of our stockholders) and to attract executives and retain them in our discretion. Bonuses paid pursuant to our cash incentive plan represent variable compensation, and bonus levels vary by position. Among all compensation paid to executives, cash bonuses paid pursuant to our incentive plan represent the most direct link between compensation levels and annual corporate performance. Our cash incentive plan for our executives is the same program we use to compensate our eligible non-executive employees. The cash incentive plan for executives including sales executives for fiscal year 2006 was entitled the 2006 Executive Team Incentive Plan, or ETIP. Under the 2006 ETIP, sales executives are eligible to receive and were paid quarterly cash incentives, while other executives were eligible for and paid an annual cash incentive.

The target bonus level for an individual executive position is initially determined by reviewing both bonus and total cash compensation data provided by one or more sources of market data such as Radford’s or Croner’s compensation survey for the comparable position. In setting an individual executive’s target bonus level in light of the market data, our Committee may take into account factors related to the individual executive; the position; the Company; and the bonus level and the responsibilities of the position relative to other Company executives’ bonus levels and their responsibilities.

Our Committee does not regularly adjust target bonus levels as part of its annual review. However on occasion, as part of its annual review of total cash compensation for executives, the Company may adjust the target bonus level for selected individual executives due to promotions, changes in total cash compensation of other companies (as evidenced by market data and with heavy consideration given to the market median or average), as a partial implementation of a cash compensation increase, or other factors.

For 2006, the named executive officers’ target bonuses as a percentage of their salary ranged from 15% to 119% of each individual named executive officer’s salary.

For the Company’s cash incentive plans, our Committee annually recommends corporate financial and individual performance objectives based on our annual operating plan for the ensuing year; weighting towards total bonus of each objective; and payout percentages upon certain levels of achievement of each objective. In making these determinations, our Committee considers the expected return to Company stockholders for certain levels of achievement of these objectives, the incentive to the executives to attain minimum and higher levels of achievement of the objectives, and other factors.

For 2006, the performance objectives for the cash incentive plans were: (i) corporate financial performance, including increasing revenue, improving operating loss, managing operational budgets within specified targets, and entering into strategic deals; (ii) commercial performance, including increasing product sales and marketing with respect to specific product offerings; (iii) research and development performance, including launching new and upgraded products in a timely manner and making recommendations related to infrastructure and underperforming products; (iv) operations performance, including improved data reporting, developing strategic plans and improving technical capabilities; (v) legal, regulatory and compliance performance, including improving certain processes and achieving certain regulatory objectives; and (v) human resources performance, including attracting and retaining personnel for certain teams and transitioning certain responsibilities. For named executive officers, two corporate financial performance objectives — revenue and operating loss — together accounted for 70% of the total payout under the 2006 ETIP, and individual objectives accounted for 30% of the total payout under the 2006 ETIP. At the beginning of 2006 the Committee recommended the attainment levels and associated payouts under the 2006 ETIP’s corporate financial performance objectives based on our annual operating plan for 2006.

At the beginning of 2006, we offered our executive officers the choice to receive performance-vesting stock options rather than cash in satisfaction of a portion of their potential bonus under the 2006 ETIP. These options vested subject to the same terms and conditions as the cash portion of the 2006 ETIP, except that the proration mechanism between express attainment levels for these options differed slightly from the proration mechanism between express attainment levels under the 2006 ETIP. To the extent that an officer chose to receive a performance-vesting option, the foregone cash amount was converted into options on the basis of the full value FAS123R expense associated with such option amounts. Among our named executive officers, David Hills, John Simonelli and Stacey Giamalis elected to receive performance-vesting stock options in lieu of cash under the 2006 ETIP.

Our cash incentive bonus plans are not structured to qualify as “performance-based compensation” under Code Section 162(m). See further discussion of deduction issues arising under Code Section 162(m) below in “Compliance with Internal Revenue Code Section 162(m).

The 2006 ETIP, unlike the cash incentive plan for non-executives, contained minimum threshold amounts for the corporate financial objectives. Provided that each of the minimum threshold amounts for the corporate financial objectives were achieved, for 2006 each executive had the potential to earn 60%-150% of his or her target bonus. For 2006, the minimum threshold amounts for the corporate financial objectives were achieved, but less than 100% of the target bonus was achieved. As further detailed below, certain executives received these bonus amounts in cash and vested stock options.

Prior to October 25, 2006, the 2006 ETIP provided that if each of the corporate financial objectives were not met, no bonus would be payable under the plan for 2006. On October 25, 2006, our board of directors, upon the recommendation of our Committee, amended the Company’s 2006 Executive Team Incentive Plan to provide that if each of the minimum threshold amounts for the corporate financial objectives were not met, up to 30% of each executive’s bonus, representing the portion of the bonus that relates to individual performance objective(s), could be paid without regard to whether either or both of the minimum threshold amounts for the corporate financial objectives were achieved.

For 2006, each 2006 ETIP participant achieved approximately 80% of the 70% portion of the annual bonus that related to corporate financial performance objectives. With respect to individual performance objectives that determine 30% of the 2006 bonus amount, attainment among the named executive officers varied from 80% to 100%. Accordingly, in March 2007, with respect to our named executive officers, Mr. Hills vested in 22,679 stock options and $70,855 cash under the 2006 ETIP, and was paid an additional $18,499 cash bonus outside of the 2006 ETIP; Mr. Simonelli vested in 20,411 stock options and was paid $68,190 cash, which includes his cash incentive plan bonus guarantee for the first four months of 2006 paid in January 2006; Ms. Giamalis vested in 10,584 stock options and was paid $32,856 cash; Mr. Grubb was paid $39,897 cash; and Mr. Everett was paid $86,402 cash for his services through September 12, 2006. Each of the performance-vesting options described above was granted on March 6, 2006 and has an exercise price of $4.61, the closing price of our stock on the grant date.

Stock Options. We grant nonqualified stock options to executives to incent them to increase enterprise value in the long term (which we believe aligns their interests with those of our stockholders) and to attract and retain executives. Stock option grants represent variable compensation, and grant levels vary by position. Among all compensation paid to executives, stock option grants represent the most direct link between compensation levels and long-term corporate performance. We also grant nonqualified stock options to our eligible non-executive employees.

New hire option grant levels for executives are determined by reference to market data and previous new hire option grants by the Company for relevant positions, among other factors. As with all of the Company’s new hire grants, new hire grants for executives vest beginning on their hire date and 25% of each option becomes exercisable on the first anniversary of the vesting commencement date, with 1/48th of the option shares becoming exercisable each month thereafter. New hire grants for executives are granted by our Committee.

As part of its annual review of executive compensation, our Committee recommends and grants “refresher” grants to executives in conjunction with annual refresher grants to all eligible employees. Annual refresher grants typically vest beginning on the date of grant or the date the Committee approves the company refresher grant pool amount and 1/48 of each option becomes exercisable each month after the vesting commencement date. In determining the amount of each individual executive’s refresher grant, the Committee reviews annual equity grant and total potential ownership information of benchmark companies, with heavy consideration given to the median and average grant amounts for the relevant position. In determining the amount of each executive’s refresher grant in light of the market data, the Committee may take into account factors related to the individual executive, including his or her current level of actual and potential ownership, his or her current level of equity incentive, and his or her responsibilities and changes to those responsibilities; the Company, including the shares available for grant under the relevant plan; the expenses and dilution associated with the equity grant; the equity position and responsibilities of the executive compared to the equity position and responsibilities of other executive officers; and the total cash compensation paid to executives, including whether that total cash compensation is at, below or above the median or average of the market data.

Equity Grant Practices. In 2006 and the last several years, we have not granted restricted stock units, share appreciation rights or any equity vehicles other than stock options. For all stock options that we grant, the exercise price for these grants is equal to the closing fair market value of our common stock on the date of grant. Our board of directors has delegated to the Company’s chief executive officer (or, in his or her absence, our Committee chair) the authority to grant new hire and promotional stock option grants to non-executives on a weekly basis as needed. Our chief executive office (or, in his absence, our Committee chair) typically makes these new hire and promotional grants to non-executives on the first business day of each week as needed. Our Committee and board of directors have a practice that, with respect to any stock option grants by the Committee or the board that would otherwise be granted sometime on or after the first day of the last month of a quarter, the Committee and the board will make those grants after the second day following the public disclosure of the company’s financial results for that quarter (but not later than 45 days after the end of that quarter), unless the Committee or the board deems it necessary, appropriate or advisable to do otherwise. This practice does not extend to the new hire and promotional grants that the board has previously authorized the Company’s chief executive officer (or, in his or her absence, our Committee chair) to make to non-executives.

Benefit Programs. We offer health, welfare, life insurance, stock purchase, relocation and 401(k) programs to all eligible employees to attract and retain them and to provide them with a level of health and financial security. Our benefit programs to all employees, including executives, include the following components: medical, dental, vision, short-term and long-term disability, employee assistance program, flexible spending accounts, life and accidental death and dismemberment insurance, the 1999 Employee Stock Purchase Plan (“1999 ESPP”), paid time off, sick time, pre-tax commuter, parking and other similar benefits and discounted legal and other similar services. These benefits are provided through an outsourced human resources service provider to limit our program costs and provide quality programs. Our 1999 ESPP provides for a 15% discount to the lower of the market price at the end of the purchase period or the market price at the beginning of the offering period. We match employee contributions to our 401(k) plan up to a maximum of $3,000, and such contributions vest 50% after the first year of employment and vest 100% after the second year of employment. With respect to our 401(k) plan, we periodically review the performance of our plan administrator, plan provider and other 401(k)-related vendors with an objective of keeping costs down while maintaining a quality plan. Our board, with the assistance of our human resources, finance and legal departments, administers our 1999 ESPP.

We may also offer relocation benefits, which may include income tax “gross-ups” on those benefits to the extent taxable, to all employees. The benefit level and availability of tax “gross up” varies by position.

There are no benefits available to executives that are not available to other eligible employees, except that we do maintain severance and change of control benefits with certain of our executives, as described below in the section entitled “Post-Termination Compensation and Benefits.” We offer these benefits to attract and retain executives and no changes were made to such benefits in 2006.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code provides that a company may not deduct compensation paid to certain executive officers in excess of $1,000,000 per officer in any one year, except for “performance-based” compensation. Total cash and non-cash compensation paid to or recognized by the Company’s executive officers in 2006 did not exceed the $1,000,000 limit per officer. The total cash compensation to be paid to executive officers in 2007 will not exceed this limit and we do not expect any compensation attributable to any equity awards to cause any officer’s total compensation in 2007 to exceed $1,000,000. However, since the amount of compensation attributable to equity awards derives from the market value of our common stock on the date(s) on which an officer chooses to exercise an option, we cannot be certain that total compensation will stay below this limit during 2007 or any other year. While the Company may from time to time grant equity awards that are not fully deductible under Section 162(m), we continue to consider the deductibility of all components of compensation and we have designed the LookSmart 2007 Equity Incentive Plan submitted for approval in Proposal Two below to permit us to grant cash and equity awards that will qualify as “performance-based compensation.” The Committee intends to continue monitoring this issue and to review compensation practices in a manner that maximizes, to the extent practicable in light of any other relevant business factors, the deductibility of our executives’ compensation.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Final regulations under Section 409A were released in April 2007. While the Company believes that it does not maintain any arrangements that might be deemed to be deferred compensation arrangements under Section 409A and available guidance thereunder, it intends to review existing arrangements in light of the final regulations during the course of 2007.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its outstanding stock options and Employee Stock Purchase Plan in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the Compensation Committee.

/s/ Mark Sanders
/s/ Teresa Dial
/s/ Timothy Wright

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for all services rendered in all capacities to the Company and its subsidiaries for the 2006 fiscal year, by the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company in fiscal year 2006 whose salary and bonus for the 2006 fiscal year exceeded $100,000. In addition, Mr. Bryan Everett and Ms. Debby Richman are included in the table because they each would have been among the three most highly compensated executive officers of the Company but for the fact that they were not serving as executive officers of the Company on the last day of the 2006 fiscal year.

The persons listed in the table below are referred to throughout this proxy statement as the “named executive officers.”

2006 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
David B. Hills (6) Chief Executive Officer	2006	350,000	18,449	724,554	52,406	46,660	1,192,069

John Simonelli (7) Chief Financial Officer	2006	270,000	45,000	150,298	23,190	3,583	492,071

Stacey Giamalis (8) SVP, General Counsel	2006	200,000	—	89,440	32,856	3,082	325,378

Michael Grubb (9) SVP & Chief Technology Officer	2006	205,000	—	90,384	39,897	3,443	338,724

Michael Schoen (10) VP, Technology	2006	194,700	—	57,954	25,325	3,417	281,396

Bryan Everett Former SVP, Sales (11)	2006	126,012	—	97,730	86,402	3,259	313,403

Deborah Richman Former VP, Consumer Products (12)	2006	69,615	—	25,822	—	150,144	245,581

(1)	Includes amounts earned but deferred at the election of the executive officer under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.
(2)	Includes non-equity guaranteed or discretionary bonuses, hiring bonuses and relocation bonuses. Annual cash incentive payments are reported under “Non-Equity Incentive Plan Compensation.”
(3)	Reference is made to Note 10 “Stock-Based Compensation” to the financial statements in our Form 10-K for the period ended December 31, 2006, filed with the SEC on March 16, 2007, which identifies assumptions made in the valuation of option awards in accordance with FAS 123R. The Company’s stock-based compensation expense recognized under FAS 123R reflects an estimated forfeiture rate relating to service based vesting conditions of 10.3% in 2006. The values recognized in the “Option Awards” column above do not reflect such estimated forfeitures.

(4)	In 2006, executive officers could elect to receive part of their non-equity incentive bonuses in the form of non-qualified stock options. The stock-based compensation expense for these options is reflected in the “Option Award” column. For a description of the non-equity incentive plan see the Compensation Discussion and Analysis, above.
(5)	Amounts include employer contributions credited under the Company’s 401(k) Plan which is open to all Company employees. Under the 401(k) Plan, the Company makes matching contributions based on each participant’s voluntary salary deferrals, subject to plan and Internal Revenue Code limits. The maximum employer matching contribution in any given year is $3,000. Under the 401(k) Plan, matching contributions are 50% vested after the first year of employment and 100% vested after the second year of employment. Amounts also include the value of life insurance premiums paid by the Company on behalf of the employee, the value of any tax reimbursement, and post termination payments such as severance payments.
(6)	Mr. Hills was entitled to a cash bonus of $129,140 pursuant to the Company’s 2006 ETIP. Pursuant to the 2006 ETIP, Mr. Hills elected to receive $52,406 in cash and the remainder in the form of non-qualified stock options valued at $58,285. Mr. Hills also received a discretionary bonus in the amount of $18,449. “All Other Compensation” includes a payment to Mr. Hills in the amount of $45,904 as a tax gross up for relocation benefits received in the tax year 2005.
(7)	Mr. Simonelli received a $45,000 guaranteed bonus for 2006 pursuant to his employment offer letter dated October 20, 2005. Mr. Simonelli was also entitled to receive a cash bonus in the amount of $75,647 pursuant to the 2006 ETIP. Mr. Simonelli elected to receive $23,190 in cash and the remainder in the form of non-qualified stock options valued at $52,457.
(8)	Ms. Giamalis was entitled to receive a cash bonus in the amount of $60,056 pursuant to the 2006 ETIP. Ms. Giamalis elected to receive $32,856 in cash and the remainder in the form of non-qualified stock options valued at $27,200.
(9)	Mr. Grubb was entitled to receive a cash bonus in the amount of $39,897 pursuant to the 2006 ETIP. Mr. Grubb elected to receive the entire amount in cash.
(10)	Mr. Schoen became an executive officer in June 2006 and was therefore not eligible to receive a bonus under the 2006 ETIP. Mr. Schoen, however, did receive a bonus in the amount of $25,325 pursuant to the Company’s 2006 Management Incentive Plan.
(11)	Mr. Everett worked for the Company from November 2004 through September 12, 2006. Amounts shown for 2006 reflect compensation for less than the full fiscal year. Mr. Everett was entitled to receive first and second quarter cash bonus payment pursuant to the 2006 ETIP. Mr. Everett elected to receive all of his quarterly payments in cash. He received $46,930 and $39,472 in the first and second quarters of 2006, respectively for a total of $86,402.
(12)	Ms. Richman worked for the Company from January 2005 through April 2006. The amounts shown for 2006 reflect a $150,000 severance payment that Ms. Richman received when she left the Company as well as insurance premiums paid by the Company on behalf of Ms. Richman.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David B. Hills (1)		3/6/06	—	75,000	150,000						—
	3/6/06					—	29,823	58,365		4.6100	152,385
	3/6/06								100,000	4.6100	60,906

John Simonelli (2)		3/6/06	—	44,087	66,130						—
	3/6/06					—	26,265	39,397		4.6100	98,197

Stacey Giamalis (3)		3/6/06	—	35,000	52,500						—
	3/6/06					—	13,619	20,428		4.6100	50,917
	3/6/06								40,000	4.6100	24,362

Michael Grubb		3/6/06	—	50,000	75,000						—
	3/6/06								40,000	4.6100	24,362

Michael Schoen		3/6/06	—	29,520	39,852						—
	3/6/06								28,000	4.6100	17,128.27

Bryan Everett (4)		3/6/06	—	190,000	285,000						—
	3/6/06					—	9,728	14,592		4.6100	—
	3/6/06								45,000	4.6100	18,968.28

Deborah Richman	3/6/06					—	19,455	29,183		4.6100	—
	3/6/06								45,000	4.6100	2,283.96

(1)	Mr. Hills elected to receive half of his cash bonus under the 2006 ETIP in non-qualified stock-options. He was eligible to receive a target option grant of 29,823 fully-vested options in lieu of $75,000 and a maximum of 39,397 fully-vested options in lieu of $150,000.
(2)	Mr. Simonelli elected to receive half of his cash bonus under the 2006 ETIP in non-qualified stock-options. He was eligible to receive a target option grant of 26,265 fully-vested options in lieu of $44,087 and a maximum of 39,397 fully-vested options in lieu of $66,130.

(3)	Ms. Giamalis elected to receive half of her cash bonus under the 2006 ETIP in non-qualified stock-options. She was eligible to receive a target option grant of 13,619 fully-vested options in lieu of $35,000 and a maximum of 20,428 fully-vested options in lieu of $52,500.
(4)	Mr. Everett elected to receive his entire bonus in cash. Mr. Everett was also entitled to receive a target option grant of 9,728 fully-vested options and a maximum of 14,592 fully-vested options. Mr. Everett separated from the Company prior to the vesting of these performance options and thus they terminated in 2006.
(5)	No estimated forfeiture rate has been applied in valuing these option grants.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards
			Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Option Grant Date		Exercisable	Unexercisable
David B. Hills	10/27/2004	(1)	189,583	160,417		8.650	10/27/2014
	10/27/2004	(1)	27,083	22,917		14.000	10/27/2014
	08/05/2005	(2)	35,416	64,584		3.100	08/05/2015
	03/06/2006	(2)	18,750	81,250		4.610	03/06/2016
	03/06/2006	(3)			58,365	4.610	03/06/2016

John Simonelli	11/18/2005	(1)	32,500	87,500		4.444	11/18/2015
	03/06/2006	(3)			39,397	4.610	03/06/2016

Stacey Giamalis	08/05/2005	(1)	14,166	25,834		3.100	08/05/2015
	03/06/2006	(2)	7,500	32,500		4.610	03/06/2016
	03/06/2006	(3)			20,428	4.610	03/06/2016

Michael Grubb	09/23/2002	(1)	35,000	—		5.350	09/23/2012
	07/01/2004	(2)	9,062	5,938		10.550	07/01/2014
	04/27/2005	(2)	8,333	11,667		3.850	04/27/2015
	03/06/2006	(2)	7,500	32,500		4.610	03/06/2016

Michael Schoen	09/20/1999	(4)	1,704	—		3.015	09/20/2009
	07/01/2000	(5)	250	—		3.015	07/01/2010
	07/01/2000	(5)	1,336	—		3.015	07/01/2010
	10/23/2001	(6)	4,480	—		3.200	10/23/2011
	10/21/2002	(6)	2,780	—		6.500	10/21/2012
	04/28/2004	(2)	13,333	6,667		11.800	04/28/2014
	08/05/2005	(2)	2,833	5,167		3.100	08/05/2015
	03/06/2006	(2)	5,250	22,750		4.610	03/06/2016
Bryan Everett (7)	—		—	—		—	—

Deborah Richman (8)	—		—	—		—	—

(1)	The options were granted pursuant to LookSmart’s Amended and Restated 1998 Stock Plan. The options vest over four years, with the first twenty-five percent vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date, assuming no change in employment with the Company.
(2)	The options were granted pursuant to LookSmart’s Amended and Restated 1998 Stock Plan and vest monthly in equal installments during the first forty-eight months from the grant date, assuming no change in employment with the Company.
(3)

In 2006, executive officers could elect to receive all or part of their cash performance bonus in the form of non-qualified stock options. The performance options were granted pursuant to LookSmart’s Amended and

Restated 1998 Stock Plan and vested only if certain Company performance goals were attained. If the goals were attained, the options would vest upon the filing of the Company’s Annual Report on Form 10-K for the period ended December 31, 2006. The number of shares listed reflects the maximum number of shares earnable under the performance grant.

(4)	The options were granted pursuant to the Zeal Media, Inc. 1999 Stock Plan (the “Zeal Plan”) which the Company assumed when it purchased Zeal Media, Inc. in 2000. The options vest over four years, with the first twenty-five percent vesting one year from the grant date, and the remainder vesting on a monthly basis in equal increments during the 36-month period following the initial vesting date, assuming no change in employment with the Company.
(5)	The options were granted pursuant to the Zeal Plan which the Company assumed when it purchased Zeal Media, Inc. in 2000. The options vest monthly in equal installments during the first forty-eight months from the grant date, assuming no change in employment with the Company.
(6)	The options were granted pursuant to LookSmart’s Amended and Restated 1998 Stock Plan and vest monthly in equal installments during the 36 month period from the grant date, assuming no change in employment with the Company.
(7)	Mr. Everett’s employment with the Company terminated in September 2006 and his options terminated on December 12, 2006.
(8)	Ms. Richman’s employment with the Company terminated in April 2006 and her options terminated on July 3, 2006.

2006 OPTION EXERCISES AND STOCK VESTED TABLE

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
David B. Hills	—	—
John Simonelli	—	—
Stacey Giamalis	—	—
Michael Grubb	—	—
Michael Schoen	—	—
Bryan Everett	10,000	4,319
Deborah Richman	—	—

(1)	Represents the excess of the fair market value of the shares exercised on the exercise date over the aggregate exercise price of such shares.

Post-Termination Compensation and Benefits. Other than as set forth below, the Company has no written employment agreements governing the length of service of its executive officers, or any severance or change of control agreements with its executive officers and each of its executive officers serves on an “at-will” basis.

The Company has a severance arrangement with David B. Hills, its Chief Executive Officer, providing that in the event of termination without cause or voluntary resignation for “good reason,” the Company will provide a severance package consisting of: (a) continued payment of his base salary for 12 months, (b) incentive bonus in an aggregate amount equal to 100 % of his actual, earned incentive bonus for the fiscal year prior to the fiscal year in which the termination occurs; and (c) up to 12 months of continued health insurance from the date of the termination for him and his eligible dependents. If any termination without cause or voluntary resignation for “good reason” occurs within 12 months after a change of control of the Company, the Company will provide a severance package consisting of: (a) lump sum payment of 100% of his then-current annual base salary , (b) an amount equal to the greater of (i) 100% of his annual incentive bonus for the year in which the change of control occurs or (ii) 100% of his annual incentive bonus for the year prior to which the termination occurs , and (c) up to 12 months of continued health insurance from the date of the termination for him and his eligible dependents. A “change of control” is defined in the severance arrangement as a merger or acquisition of the Company in which the stockholders of the Company prior to the transaction do not retain 50% of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of the Company. “Good reason” is defined in the severance arrangement as any of the following without Mr. Hills’ consent: a significant reduction of his duties, title, authority or responsibilities, relative to his duties, title, authority or responsibilities as in effect at the measuring time; a reduction by the Company in his base salary as in effect at the measuring time except for a one-time reduction, in an amount of up to 10%, that is also applied to substantially all of the Company’s other senior executives; a reduction by the Company in the aggregate level of employee benefits, including bonuses, to which he was entitled at the measuring time with the result that his aggregate benefits package is materially reduced; the failure of the Company to put forth its best efforts to elect him to the board at every opportunity during his employment; or the failure of the Company to grant him the option grant specified in the Stock Options section of his letter.

The Company has severance arrangements with each of John Simonelli, its Chief Operating and Financial Officer, Stacey Giamalis, its Senior Vice President Legal and Human Resources and General Counsel, and Michael Grubb, its Chief Technology Officer, providing that in the event of termination without cause or voluntary resignation for “good reason”, the Company will provide a severance package consisting of a lump sum payment equal to 50% of their then-current respective annual base salaries plus 50% of their respective incentive compensation (at 100% of “plan”). “Good reason” is generally defined in the severance arrangements as (i) a significant change or reduction in job duties or a reduction in cash compensation of more than 10%, or (ii) a change in job location of more than 50 miles from its previous location.

In April 2006, pursuant to the terms and conditions of her severance arrangement, the Company entered into a separation agreement with Debby Richman, its former Senior Vice President, Consumer Products, providing for a lump sum payment of $150,000.

Pursuant to individual stock option agreements with the Company, the stock options held by its Chief Executive Officer and Senior Vice Presidents are generally subject to accelerated vesting in the event of termination without cause or voluntary resignation for “good reason” within twelve months following a change in control of the Company. In such event, 50% of all stock options will vest and become immediately exercisable or if fewer than 50% of the stock options are unvested, then all remaining unvested stock options will vest and become immediately exercisable. However, with respect to David Hills, in such event the greater of 50% or 500,000 shares of his remaining unvested option shares will vest and become immediately exercisable. A “change of control” is generally defined in the option agreements as a merger or acquisition of the Company in which the stockholders of the Company prior to the transaction do not retain 50% of the voting securities of the surviving corporation or a sale of all or substantially all of the assets of the Company.

Accordingly, had David Hills been terminated without cause or resigned for “good reason” as of December 31, 2006, he would have received continued payment over 12 months of his $350,000 salary, a lump sum payment of his 2006 cash incentive bonus of $129,140 and continued payment for 12 months of his health insurance premiums under COBRA at $1425 per month. Had such a termination or resignation occurred within 12 months after a “change of control”, our Chief Executive Officer would have instead received a lump sum payment of $525,000, continued payment for 12 months of his health insurance premiums under COBRA at $1425 per month and the acceleration of 446,184 unvested shares, 53,820 of which would have been “in the money” with an exercise price of $3.10 per share, for a resulting gain of $73,195.

Had John Simonelli been terminated without cause or resigned for “good reason” as of December 31, 2006, he would have received a lump sum payment of $202,500. Had such a termination or resignation occurred within 12 months after a “change of control,” he would have received in addition to the foregoing amount, acceleration of 60,000 unvested shares with an exercise price of $4.44 per share, for a resulting gain of $1200. Had Michael Grubb been terminated without cause or resigned for “good reason” as of December 31, 2006, he would have received a lump sum payment of $127,500. Had such a termination or resignation occurred within 12 months after a “change of control,” he would have received in addition to the foregoing amount, acceleration of 50,105 unvested shares, 11,667 of which would have been “in the money” with an exercise price of $3.85 per share, for a resulting gain of $7,117. Had Stacey Giamalis been terminated without cause or resigned for “good reason” as of December 31, 2006, she would have received a lump sum payment of $135,000. Had such a termination or resignation occurred within 12 months after a “change of control,” she would have received in addition to the foregoing amount, acceleration of 40,000 unvested shares, 20,000 of which would have been “in the money” with an exercise price of $3.10 per share, for a resulting gain of $27,200.

Certain Relationships and Related Transactions

Indemnification Agreements. The Company has entered into indemnity agreements with its directors and officers providing for indemnification of each director and officer against expenses incurred in connection with any action or investigation involving the director or officer by reason of his or her position with the Company (or with another entity at the Company’s request). The directors and officers will also be indemnified for costs, including judgments, fines and penalties, indemnifiable under Delaware law or under the terms of any current or future liability insurance policy maintained by the Company that covers directors and officers. A director or officer involved in a derivative suit will be indemnified for expenses and amounts paid in settlement. Indemnification is dependent in each instance on the director or officer meeting the standards of conduct set forth in the indemnity agreements.

Policies and Procedures for Approving Related Person Transactions. Our policy and procedure with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of regulation S-K under the Securities and Exchange Act of 1934, is that the Company’s audit committee reviews all such transactions. The board of directors has adopted a written policy reflecting the policy and procedure identified above.

Equity Compensation Plan Information

The following table provides information concerning our equity compensation plans as of December 31, 2006 under which common stock of the Company is authorized for issuance.

	Number of Shares of Common Stock to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Shares Remaining Available for Future Issuance under our equity compensation plans (excluding shares reflected in column (1) (2)
Equity Plans Approved by Stockholders	2,737,274	(1)	5.84	1,910,077	(3)
Equity Plans not Approved by Stockholders (4)	3,762		3.30	28,344
Total	2,741,036		5.84	1,938,421

(1)	This number also excludes no more than 21,000 shares that the Company expects to issue at the May 31, 2007 end of its current purchase period under its 1999 Employee Stock Purchase Plan.
(2)	The number of shares of common stock that may be issued under the Amended and Restated 1998 Stock Plan is subject to an annual increase in June of each year equal to the lesser of (i) 500,000 shares, (ii) 4% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the board of directors.
(3)	Includes 55,299 shares reserved for issuance in connection with our 1999 Employee Stock Purchase Plan. The number of shares of common stock that may be issued under the 1999 Employee Stock Purchase Plan is subject to an annual increase in June of each year equal to the lesser of (i) 500,000 shares, (ii) 3% of the total number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (iii) a lesser amount determined by the board of directors. The Company anticipates that 40,000 shares will be added to the 1999 Employee Stock Purchase Plan in June 2007.

(4)	This number includes 3,290 shares reserved for issuance upon exercise of stock options assumed in connection with our acquisition of Zeal Media, Inc., for which the weighted average exercise price is $3.01 per share, and 472 shares reserved for issuance upon exercise of stock options assumed in connection with our acquisition of WiseNut, Inc., for which the weighted average exercise price is $5.30 per share. The Company does not intend to grant any further options under these plans.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of NASDAQ. Directors Castagna, West, and Wright are currently on the Audit Committee and director Dexmier joined the Committee on April 5, 2007. Mr. Dexmier is an “audit committee financial expert” within the meaning of applicable SEC rules. The Audit Committee operates pursuant to a written charter adopted by the board of directors. Its function is to assist the board of directors in its oversight of the Company’s financial reporting process. In accordance with its charter, the Audit Committee oversees the Company’s financial, accounting and reporting processes; its system of internal accounting and financial controls; its compliance with related legal and regulatory requirements; the appointment, engagement, termination and oversight of the Company’s independent registered public accounting firm, including reviewing their independence; reviewing and approving the planned scope of the annual audit; overseeing the independent registered public accounting firm’s audit work; reviewing and pre-approving any audit and non-audit services that may be performed; reviewing with management and the independent registered public accounting firm the adequacy of the Company’s internal financial controls; and reviewing the Company’s critical accounting policies and the application of accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2006 with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Audit Committee has discussed with PwC the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee has received from PwC a written statement describing the relationships between the independent registered public accounting firm and LookSmart that might bear on the independent registered public account firm’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as well as a letter from PwC confirming that, in PwC’s professional judgment, it is independent of the Company. The Audit Committee has discussed with PwC matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence. Mr. Dexmier participated only in such reviews and discussion as occurred after April 5, 2007.

Based on the reviews and discussions referred to above and the review of LookSmart’s audited financial statements for the year ended December 31, 2006, in March 2007 the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for 2006 filed with the SEC.

The preceding Audit Committee Report is not considered proxy solicitation material, is not deemed “filed” with the SEC, and is not deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act. Notwithstanding anything to the contrary set forth in any of LookSmart’s previous filings made under the Securities Act or the Exchange Act that incorporate future filings made by the Company under those statutes, the preceding Audit Committee Report is not to be incorporated by reference into any prior filings, nor shall the report be incorporated by reference into any future filings made by the Company under those statutes The members of our audit committee are “independent” directors as defined in applicable listing standards of the National Association of Securities Dealers and applicable rules and regulations of the Securities and Exchange Commission.

AUDIT COMMITTEE

/s/ Jean-Yves Dexmier, Chair
/s/ Edward West
/s/ Anthony Castagna
/s/ Timothy Wright

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP (“PwC”) as LookSmart’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Representatives of PwC are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by LookSmart for PwC

The following table presents fees and expenses for audit services rendered by PwC for the audit of our annual financial statements for fiscal years 2006 and 2005 and for other services rendered by PwC during these periods.

Fee Category	2006	2005
Audit Fees	$1,088,600	$1,053,707
Audit-Related Fees	—	—
Tax Fees	15,600	15,600
All Other Fees	1,500	$1,935

Total All Fees	$1,105,700	$1,071,242

Audit Fees represent fees for professional services provided in connection with the audit of our financial statements, the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the review of our quarterly financial statements. Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Tax Fees consist of fees for professional services for international tax return preparation. All Other Fees relate to a technical accounting research subscription.

Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC and has concluded that it is.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Registered Public Accounting Firms

The policy of the audit committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the fiscal year. The audit committee pre-approves services by authorizing specific projects within the categories outlined above. The audit committee’s charter delegates to its chair the authority to address any requests for pre-approval of services between audit committee meetings, and the chair must report any pre-approval decisions to the audit committee at its next scheduled meeting. All of the services related to the fees described above were approved by the audit committee pursuant to the pre-approval provisions set forth in the applicable SEC rules and the audit committee’s charter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act and the rules thereunder of the Securities and Exchange Commission require the Company’s directors, officers and beneficial owners of more than 10% of our common stock to file reports of their ownership and changes in ownership of common stock with the Commission. Securities and Exchange Commission regulations require that the Company be furnished with copies of these reports. Personnel of the Company generally prepare these reports on behalf of the directors and officers on the basis of information obtained from each director and officer. Based solely on a review of these reports and on such information from the directors and officers, the Company believes that all reports required by Section 16(a) of the Securities and Exchange Act to be filed during the year ended December 31, 2006 were filed on time, except that reports on Form 4 for directors Anthony Castagna, Teresa Dial and Timothy Wright reporting options granted on June 30, 2006 in lieu of cash compensation, were filed one day late on July 6, 2006.

ADVANCE NOTICE PROCEDURES FOR STOCKHOLDER PROPOSALS

Under LookSmart’s bylaws, nominations for a director may be made only by the board of directors, a proxy committee of the board of directors, or by a stockholder entitled to vote who has delivered notice to the principal executive offices of LookSmart containing certain information specified in the bylaws (i) not less than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, or (ii) if the annual meeting is called for a date not within thirty days before or after the previous year’s meeting date, not later than a reasonable time after solicitation is made.

The bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the board of directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of LookSmart (containing certain information specified in the bylaws) (i) not less than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders, or (ii) if the annual meeting is called for a date not within thirty days before or after the previous year’s meeting date, not later than a reasonable time after solicitation is made.

These requirements are separate and apart from the requirements that a stockholder must meet in order to have a stockholder proposal included in LookSmart’s proxy statement under Rule 14a-8 of the Exchange Act.

Stockholder proposals should be addressed to the attention of the Company’s General Counsel, 625 Second Street, San Francisco, California 94107.

ANNUAL REPORT ON FORM 10-K

A copy of LookSmart’s annual report for 2006 accompanies this proxy statement. An additional copy will be furnished without charge to stockholders upon request to LookSmart Investor Relations, 625 Second Street, San Francisco, CA 94107, or by calling (415) 348-7000. It is also available in digital form for download or review by visiting www.looksmart.com/aboutus.

DELIVERY OF THIS PROXY STATEMENT

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, we, as well as brokers with account holders who are LookSmart’s stockholders, may be “householding” our proxy materials. In that case, a single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and proxy statement, please notify your broker and direct your written request to LookSmart Investor Relations, 625 Second Street, San Francisco, CA 94107, or by calling (415) 348-7000.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Exhibit A

Annual Report for the Year Ended 31 December 2006 — Additional Information

Required by ASX Listing Rule 4.10

This document forms part of the annual report and proxy statement of LookSmart, Ltd. lodged with the ASX, and sets out the additional information required by ASX listing rule 4.10 (in italics) to be included in the annual report.

4.10.3 A statement disclosing the extent to which the entity has followed the best practice recommendation set by the ASX Corporate Governance Council during the reporting period. If the entity has not followed all of the recommendations the entity must identify those recommendations that have not been followed and give reasons for not following them. If a recommendation had been followed for only part of the period, the entity must state the period during which it had been followed.

LookSmart has followed the best practice recommendations set by the ASX Corporate Governance Council throughout the reporting period to the extent that they are consistent with United States legal requirements and NASDAQ listing requirements, with the exceptions listed in this paragraph. Information regarding the corporate governance practices of LookSmart are set forth in greater detail in the proxy statement attached to the annual report, including among others the following items: (i) policies and procedures for the appointment and nomination of directors to the board of directors, (ii) the term of office of persons appointed to the board of directors, (iii) the compensation committee’s functions and role in determining compensation matters, (iv) compensation arrangements for the members of the board of directors, (v) the audit committee’s functions and role in selecting independent auditors and reviewing financial information, (vi) policies and procedures for stockholder communication with the non-management members of the board of directors and (vii) procedures for stockholder proposals to be included in the annual proxy statement. In addition, the proxy statement lists the executive and non-executive members of the board of directors. LookSmart’s board of directors established a nominating and governance committee in June 2002. LookSmart’s board of directors adopted Corporate Governance Guidelines in February 2004, which guidelines include: (a) a procedure by which the board may take independent professional advice at the expense of the Company, and (b) a procedure by which the board conducts annual performance evaluations of its members. The annual performance evaluation for 2006 was in the form of an anonymous survey provided to board members, whereby each board member rated various aspects of individuals on the board’s and each committee chair’s performance as a whole and was asked to provide suggestions to improve board performance. LookSmart’s board of directors regularly reviews matters which, in its opinion, constitute the greatest business risks and formulates arrangements to manage such risks.

The following represent exceptions to the best practice recommendations set by the ASX Corporate Governance Council during the reporting period. LookSmart does not have a written policy regarding the rotation of external audit engagement partners and has not posted such a policy on its website. LookSmart does not have such a policy because pursuant to applicable laws in the United States, it is required to rotate the lead audit or coordinating partner and the reviewing partner off of the audit periodically. Other than its Code of Business Conduct and Ethics, which requires compliance with all applicable laws, LookSmart does not have specific written policies and procedures designed to ensure compliance with ASX Listing Rule disclosure requirements. LookSmart does have written policies and procedures designed to ensure compliance with SEC disclosure requirements, which requirements also promote the timely and balanced disclosure of material matters concerning the Company. LookSmart publishes several of its written policies and procedures on its website, but does not publish a summary of all of its policies and procedures because it is not common practice in the United States to do so. LookSmart does not have a written policy to promote effective communications with stockholders because it is not common in the United States to adopt a written policy in this regard; however, LookSmart promotes effective communications with stockholders by (i) placing all press releases on its website, (ii) webcasting financial results calls, (iii) placing filings with the SEC on its website, and (iv) allowing investors to register for email alerts regarding the Company. LookSmart discloses the compensation of its five highest paid executives during the most recent fiscal year rather than the five highest paid executives continuing in

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employment, because this information is required to be disclosed pursuant to United States legal requirements and is consistent with United States public company corporate practices. LookSmart grants stock options to non-executive directors as part of their overall compensation packages, and this practice is consistent with public company practice in the United States.

4.10.4 The names of substantial holders in the entity, and the number of equity securities to which each substantial holder and the substantial holder’s associates have a relevant interest, as disclosed in substantial holding notices given to the entity. If a substantial holding notice discloses that related bodies corporate have the same relevant interest in the same number of equity securities, the annual report need only include the name of the holding company.

LookSmart has not received any substantial holding notices in the preceding 12 months. For a list of the principal stockholders of the Company, please see the response to Item 4.10.9 below.

4.10.5 The number of holders of each class of equity securities.

To LookSmart’s knowledge, as 12 April 2007, LookSmart had approximately (i) 156 record holders of common stock, and (ii) 143 holders of stock options or warrants to purchase common stock. To LookSmart’s knowledge, as of 30 March 2007, LookSmart had approximately 8,464 holders of CDIs.

4.10.6 The voting rights attaching to each class of equity securities.

One vote attaches to each share of common stock. Consistent with this, one vote attaches to one CDI. Votes do not attach to warrants or stock options.

4.10.7 A distribution schedule of the number of holders of equity securities (in the case of securities over which CDIs have been issued, including holders of CDIs), in the following categories:

The following information is provided as of 30 March 2007:

1 – 1,000	(8,273 holders of CDIs)
1,001 – 5,000	(162 holders of CDIs)
5,001 – 10,000	(18 holders of CDIs)
10,001 – 100,000	(11 holders of CDIs)
100,001 – above	(0 holder of CDIs)

4.10.8 The number of holders holding less than a marketable parcel of the entity’s main class of securities (in the case of securities over which CDIs have been issued, including holders of CDIs), based on the market price at the specified date.

Based on the market price on 30 March 2007, the Company believes that there were approximately 6,716 holders holding less than a marketable parcel of CDIs.

4.10.9 The names of the 20 largest holders of each class of quoted equity securities, the number of equity securities each holds and the percentage of capital (in the case of a trust, interests) each holds.

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The 20 largest holders of common stock as of 12 April 2007, number of shares held, and percentage of outstanding shares is as follows:

Registered Holder	Shares	Percentage
Chong-Moon Lee	65,610.29%
Hart Securities Ltd.	52,800.23%
Michael Giles	40,203.17%
Goldman Sachs & Co.	9,000.04%
Moo-Hun Lee	7,359.03%
Guthy Renker Corporation	6,000.03%
Hare & Co.	3,960.02%
Dongsue Shipping Ltd.	3,377.01%
Primus Holdings BVI Inc.	3,200.01%
Jason Kellerman & Nicole Kopp, Community Property	2,600.01%
Robert C. Longinetti & Sally A. Longinetti TR UA Dec 18 96, The Longinetti 1996 Revocable Trust	1,901.008%
Thomas Rogozinski	1,800.008%
Peter Murphy	1,550.007%
David Creamer	1,400.006%
Salomon Smith Barney TR IRA Rollover FBO Henry J. Thierry	1,267.005%
Catherine Jane Scott	1,247.005%
John McIntyre	1,247.005%
A. H. Robinson III	1,140.005%
Kim Sung Hyun	1,014.004%
Peter J. Foundas	1,000.004%

The 20 largest holders of CDIs as of 30 March 2007, the number of CDIs held and percentage (on an as-converted to common stock basis) is as follows:

Holder	CDIs	Percentage
Mr. Robert Wilson	57,220	4.04%
Citicorp Nominees Pty Limited	36,762	2.60%
Mr. Ross James Bradley	24,643	1.74%
SF International Investment Pty Ltd	21,000	1.48%
Melbard Nominees Pty Limited	20,651	1.46%
Mr. Spiro Cassis + Ms Cassandra Djamhur	15,000	1.06%
Mr. George Paul Williams	14,400	1.02%
Mr. Jaswinder Takhar	12,683	0.90%
Comsec Nominees Pty Limited	12,517	0.88%
Mr. Spiro Cassis	11,802	0.83%
Dr. Colin Rose	11,288	0.80%
Heytesbury Meadows Pty Ltd	11,000	0.78%
Rexbury Nominees Pty Ltd	10,540	0.74%
Mr. Hongwu Liu + Mrs. Helen Wang	9,300	0.66%
Mr. Jian Bin Wu	8,162	0.58%
Mr. Yahia Alarabee	7,672	0.54%
Mr. Stephen Michael Murphy	7,554	0.53%
Mr. Nicholas Charles Richards	7,503	0.53%
Mr. John Chung	7,345	0.52%
Mr. Peter Morkos	7,200	0.51%

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4.10.10 The name of the entity’s secretary (in the case of a trust, the name of the responsible entity or management company and its secretary).

Stacey Giamalis

4.10.11 The address and telephone number of the entity’s registered office in Australia; and of its principal administrative office, if the two are different.

LookSmart, Ltd. does not have a registered office in Australia, as it is not an Australian company and is not registered as a foreign company under the Corporations Act 2001 (Cth). The address of LookSmart, Ltd.’s principal administrative office is 625 Second Street, San Francisco, CA 94107, (415) 348-7000. The registered agent of our subsidiary, LookSmart International Ltd., is Ernst & Young, Level 33, 680 George Street, Sydney, NSW, 2000, Australia.

4.10.12 The address and telephone number of each office at which a register of securities, register of depositary receipts or other facilities for registration of transfers is kept.

Computershare Investor Services Pty Limited

Level 3, 60 Carrington Street

Sydney NSW 2000

61 2 8234 5000

Mellon Investor Services

525 Market Street, Suite 3500

San Francisco, CA 94105

(415) 951-4183

4.10.13 A list of other stock exchanges on which any of the entity’s securities are quoted.

NASDAQ Global Market

4.10.14 The number and class of restricted securities or securities subject to voluntary escrow that are on issue, and the date that the escrow period ends.

None.

4.10.15 If the entity is a mining exploration entity, a list of its interests in mining tenements, where the tenements are situated and the percentage interest it holds in each.

Not applicable (LookSmart is not a mining exploration entity).

4.10.16 For each class of unquoted equity securities (except CDIs), the number of equity securities that are on issue and the number of holders. In addition, if a person holds 20% or more of the equity securities in an unquoted class, the name of the holder and number of equity securities held, unless the securities were issued or acquired under an employee incentive scheme.

As of 12 April 2007, LookSmart had 22,892,516 outstanding shares of common stock (quoted on the NASDAQ Global Market) and outstanding options to purchase 3,469,535 shares of common stock.

4.10.17 A review of operations and activities for the reporting period.

See the Appendix 4E, the Company’s annual report, and the attached proxy statement.

4.10.18 Whether there is a current on-market buy-back.

There is no current on-market buy-back.

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4.10.19 In its first two annual reports after admission, a statement about whether the entity used the cash and assets in a form readily convertible to cash that it had at the time of admission in a way consistent with its business objectives. If the use was not consistent, an explanation of how the cash and assets were used. The statement in the first annual report must be for the time between admission and the end of the reporting period. The statement in the second annual report must be for the whole of the reporting period.

Not applicable (LookSmart’s admission occurred in June 2000).

4.10.20 If the entity is an investment entity, each of the following:

(a) A list of all investments held by it and its child entities.

(b) The total number of transactions in securities during the reporting period, together with the total brokerage paid or accrued during that period.

(c) The total management fees paid or accrued during the reporting period, together with a summary of any management agreement.

Not applicable (LookSmart is not an investment entity).

4.10.21 A summary of any issues of securities approved for the purposes of Item 7 of section 611 of the Corporations Act which have not yet been completed.

Not applicable (no approvals sought under Item 7 of section 611 of the Corporations Act).

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Annex A

LOOKSMART, LTD.

2007 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan.

The purpose of this Plan is to encourage ownership in LookSmart, Ltd., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Cash Award, Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means a bonus opportunity awarded under Section 12 pursuant to which an Awardee may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(i) “Code” means the United States Internal Revenue Code of 1986, as amended.

(j) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means LookSmart, Ltd., a Delaware corporation, or its successor.

(m) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(n) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(o) “Director” means a member of the Board.

(p) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party. For purposes of Incentive Stock Options, no leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” of a Share on any given date means

i. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market,

its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the market trading day on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith through reasonable application of a reasonable valuation method by the Administrator.

(s) “Grant Date” means, for all purposes, the date on which the Administrator makes the determination granting an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Inside Director” means a Director who is an Employee.

(v) “Nasdaq” means the Nasdaq Global Market or its successor.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(bb) “Plan” means this LookSmart, Ltd. 2007 Equity Incentive Plan.

(cc) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ee) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the Grant Date and the exercise date granted under Section 11.

(ff) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(gg) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(hh) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(ii) “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(jj) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.	Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,700,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or is cancelled or forfeited or becomes unexercisable without having been exercised in full, the unissued Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or under a Stock Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Common Stock are repurchased by or forfeited to the Company upon the Awardee’s failure to vest in or otherwise earn the Shares, such Shares shall become available for future grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall not become available for re-issuance thereafter under the Plan.

Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be granted under the Plan subject to Stock Awards having an exercise or purchase price that is less than the Fair Market Value of the Common Stock measured as of the Grant Date of the Stock Award is 925,000 Shares. Stock-settled Stock Appreciation Rights will not be counted against this limit; provided, however that the total number of Shares to which a Stock Appreciation Right applies (rather than the net number issued upon settlement) shall be deducted against the number of Shares set forth in the first paragraph of Section 3(a) above upon settlement of such Award.

(b) Code Section 162(m) Share Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to non-cash Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1,500,000; provided that in connection with his or her initial service to the Company, an Awardee may be granted Awards to purchase up to an additional 1,500,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitation set forth in this Section 3(b) shall be subject to adjustment under Section 14(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4.	Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq. The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iii. to approve forms of Award Agreements for use under the Plan;

iv. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

v. to determine whether and under what circumstances an Option may be settled in cash under Section 8(h) instead of Common Stock;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvi. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.	Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.	Term of Plan.

The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the later of the date the stockholders of the Company approve the Plan or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Section 15 of the Plan.

7.	Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date. In the case of a Stock Appreciation Right, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions on either and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(d) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e) Form of Consideration. The Participant may pay the exercise price of an Option using any of the following forms of consideration, unless the Administrator determines not to permit such form of consideration at any time including at the time of exercise:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(f) Effect of Termination on Options

i. Generally. Upon an Awardee’s Termination of Employment, other than upon the Awardee’s death or disability, the Awardee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested and exercisable on the date of Termination of Employment (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option (to the extent vested and exercisable) shall remain exercisable for three (3) months following the Awardee’s Termination of Employment. If, on the date of Termination of Employment, the Awardee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after Termination of Employment, the Awardee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

ii. Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until (A) twelve (12) months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii. Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death, may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Option. Such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

iv. Other Terminations of Employment. The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

v. Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(i),(ii) and (iii) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

(g) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(h) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Awardee at the time that such offer is made.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.	Exercise of Option.

(a) Procedure for Exercise.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii. An Option may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11.	Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefore as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12.	Cash Awards.

(a) Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Awardee as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a

Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $1,000,000.

(b) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than 90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time.

(c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d) Termination of Employment. The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death or (iii) otherwise shall have on any Cash Award.

13.	Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c) and the preceding sentence, the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to an Awardee with respect to an Award. As determined by the Committee, the Qualifying Performance Criteria applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow; (ii) earnings per share; (iii) market share; (iv) profit after tax; (v) profit before tax; (vi) revenue; and (vii) total stockholder return. The Performance Goals may differ from Awardee to Awardee and from Award to Award. Any criteria used may be measured in absolute terms or as compared to another company or companies. Any criteria used may be measured against the performance of the Company as a whole or a segment of the Company. In establishing Performance Goals, the Committee may exclude one or more non-recurring items from its measurement of achievement.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(f) Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

14.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, each of the share limits set forth in Section 3(a) and 3(b), and the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Awardee to have the right to exercise his or her Award until fifteen (15) days prior to such transaction as to all of the Common Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture applicable to any Shares purchased upon exercise of an Option or covered by a Stock Award shall lapse as to all such Shares, provided the proposed liquidation or dissolution takes place at the time and in the matter contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding non-cash Award shall be assumed or an equivalent option or right substituted by the successor corporation or an Affiliate or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the non-cash Award, the Awardee shall fully vest in and have the right to exercise the Award as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be vested and exercisable, and any repurchase option or forfeiture applicable to any Shares purchased upon exercise of an Option or covered by a Stock Award shall lapse as to all such Shares. If a non-cash Award becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Awardee in writing or electronically that the Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the merger or sale of assets, the Option or Award confers the right to purchase or receive, for each Share of Common Sock subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share of Common Stock subject to the Award, to be solely common stock of the successor corporation equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. The treatment of Cash Awards in a transaction governed by this Section 14(c) shall be governed by the applicable Award Agreement.

15.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 13 of the Plan;

ii. reduce the minimum exercise prices at which Options may be granted under the Plan (as set forth in Section 8(b));

iii. result in a repricing of Options or Stock Appreciation Rights; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16.	Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.	Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.	Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of California. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Administrator deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 19, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF LOOKSMART, LTD.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the Proxy Statement, each dated April 30, 2007, and appoints David Hills, John Simonelli and Stacey Giamalis, and each of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of common stock of LookSmart, Ltd. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entities, at the Annual Meeting of Stockholders of the Company and, in his or her discretion, to vote upon such other business as may properly come before such meeting, to be held at the Company’s headquarters at 625 Second Street, San Francisco, California, 94107, on June 19, 2007 at 10:00 a.m. Pacific Time, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below and on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE, IN FAVOR OF THE APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN AND IN FAVOR OF RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM.

(Continued and to be marked, dated and signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

							Please Mark Here for Address Change or Comments	☐

							SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN

1.	To elect three directors to the Company’s Board of Directors, each for a three-year term expiring at the Annual Meeting of Stockholders in 2010:			2.	To approve the 2007 Equity Incentive Plan	☐	☐	☐

		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
		the nominees listed (except as marked to the contrary below)	AUTHORITY to vote for the nominees listed	3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2007	☐	☐	☐
01 02 03	Anthony Castagna Teresa Dial Mark Sanders
						FOR	AGAINST	ABSTAIN

WITHHELD FOR: (Write that nominee’s name in the space provided below).		☐	☐	4.	To transact any other business that may properly come before the annual meeting and any adjournment or postponement thereof.	☐	☐	☐

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

(Print name(s) on certificate)                                                           Please sign your name(s) Authorized

Signature(s)                                                           Date:

Please print the name(s) appearing on each share certificate(s) over which you have voting authority.

é FOLD AND DETACH HERE é